Exhibit 10.8
Execution Copy

OFFICE LEASE
REFERENCE DATE:   November 1, 2013  .
This Lease (this “Lease”) is made and entered into by and between REEF FLATIRON LLC, a Washington limited liability company (“Landlord”) and Enzymatics, Inc., a Massachusetts corporation (“Tenant”).
1.    BASIC TERMS.
This Section sets forth certain basic terms of this Lease for reference purposes. This Section is to be read in conjunction with the other provisions of this Lease and if there is any inconsistency between this Section and the other provisions of this Lease, this Section shall control.

Premises (see §2)		Term (see §2)
Project Name	Flatiron Park West	Lease Term (months)	65
Building Name or #	Building B	Target Lease Commencement	2-1-14
Suite	#202	Target Rent Commencement	7-1-14
Street Address	2477 55th Street	Target Lease Expiration	6-30-19
City	Boulder	Renewal Options:	Yes
County	Boulder	Number	1
State	Colorado	Length of each (months)	60

Rentable Area (SF) (see §2)	Premises	13,321	Subject to adjustment per §17.10
Common Expenses (see §5)	Tenant Share of Total	8.03%	Subject to adjustment per §17.10
Permitted Uses	General office, warehouse, research and development, and no other.
Guarantors	Enzymatics, Inc.

Rent (see §§4,9)	Start Month	End Month	Target Start Date	Target End Date	Base Rent Per SF/Yr	Base Rent Per Month	Terms
	1	5	2-1-14	6-30-14	$11.50	Abated	NNN
	6	12	7-1-14	1-31-15	$11.50	$12,765.96	NNN
	13	24	2-1-15	1-31-16	$12.00	$13,321.00	NNN
	25	36	2-1-16	1-31-17	$12.50	$13,876.04	NNN
	37	48	2-1-17	1-31-18	$13.00	$14,431.08	NNN
	49	60	2-1-18	1-31-19	$13.50	$14,986.13	NNN
	61	65	2-1-19	6-30-19	$14.00	$15,541.17	NNN

Operating Expenses Start Date	2-1-14
Prepaid Rent	$17,594.82	includes estimated Operating Expense charges
Security Deposit	N/A

Normal Building Hours (see §7.4)	From 7:00 a.m. to 6:00 p.m. on weekdays and from 8:00 a.m. to 5:00 p.m. on Saturdays excluding legal holidays
After Hours HVAC Service (§7.4)	Currently $50.00 per hour, subject to adjustment

Brokers (see §17.3):	Company	Agents
For Tenant	Colliers International	David Hazlett & Geoffrey Kreusser
For Landlord	Dean Callan & Company	Hunter Barto
Addresses for Notices & Rent (see §17.1):
Landlord:

Name	REEF FLATIRON LLC
c/o Washington Capital Management, Inc.
Address	1301 5th Avenue, Suite 3100
Seattle, WA 98101
Phone	206-382-0825
Fax	206-340-0142
Property Manager:

Name	CENTRAL MANAGEMENT, LLC
Attn: Jennifer Records, Jeremy Records
Address	1801 Lawrence Street
Denver, CO 80202
Phone	303-628-0200
Fax	303-628-0201
Rent payments to be sent to:

Name	REEF FLATIRON LLC
c/o Central Management, LLC
Address	1801 Lawrence Street
Denver, CO 80202
Tenant Notice Address:

	Prior to Commencement	After Commencement
Name	Enzymatics, Inc. Attn: General Counsel	Enzymatics, Inc. Attn: General Counsel
Address	100 Cummings Center, Suite 407J	100 Cummings Center, Suite 407J
	Beverly, MA01915	Beverly, MA01915
Phone	(978) 927-7027	(978) 927-7027
Fax	(978) 867-5724	(978) 867-5724
Insurance - Parties to be named as Additional Insured (see §10.1):

Landlord:	REEF FLATIRON LLC
Property Manager:	Central Management LLC
Lender/Mortgagee:	n/a
WCM:	Washington Capital Management, Inc.

Exhibits. The following exhibits are a part of this Lease.

EXHIBIT A	Legal Description
EXHIBIT B	Site Plan and Floor Plan
EXHIBIT C	Work Letter
EXHIBIT D	Rules and Regulations
EXHIBIT E	Tenant’s ERISA Certificate
EXHIBIT F	Hazardous Materials Used by Tenant
1A.    Special Lease Terms, if any. The following additional Lease terms shall apply. To the extent of any inconsistency between this Section 1A and the other provisions of the Lease, this Section 1A shall control.
Option To Extend. Provided Tenant has fully and timely performed all of its obligations hereunder, Tenant shall have one option to extend the Lease Term for a period of sixty (60) months (the "Option Term"), upon the same terms and conditions as are set forth in the Lease, except the Base Rent shall be adjusted as described below, and Landlord shall have no obligation to provide any tenant improvements or allowances therefore. The option shall be exercised, if at all, by written notice to Landlord at least nine months but not more than twelve months prior to the expiration of the then existing term. Exercise of the option shall be conditioned upon (a) Premises continuing to be used as set forth in the Lease, (b) not more than 50% of the space in the Premises being subleased at the time of exercise of the option or commencement of the option term, and (c) the Lease not having been assigned by Tenant to any other person or entity. The exercise of the option shall extend the Lease for all space occupied by Tenant at the time of the exercise of such option.
Extension Rent. If Tenant exercises its option to extend the Term provided above, the Base Rent schedule for the Option Term shall be equal to the then Fair Market Rent, but not less than the immediately preceding Base Rent. As used herein “Fair Market Rent” shall mean the market rent for a 5 year term for comparable space located in the Boulder Colorado market and is understood to mean the rents which a landlord would receive annually by then renting the space in question assuming the landlord to be a prudent person willing to lease but being under no compulsion to do so, assuming the tenant to be a prudent person willing to lease but under no compulsion to do so, and assuming a lease containing the same terms and provisions as those herein contained. Fair Market Rent shall take into consideration the condition of the space and other terms and conditions of the Lease. Tenant’s estimation of the Fair Market Rent shall be included with Tenant’s option exercise notice. Landlord shall give Tenant notice of Landlord’s estimation of the Fair Market Rent within 15 days after receiving Tenant’s Rent Proposal but not earlier than 4 months prior to the start of the Option Term. If there is a disagreement on the Fair Market Rent, the parties shall promptly meet and negotiate in good faith to attempt to resolve their differences. If the differences are not resolved within 30 days, then Landlord and Tenant shall each select a real estate appraiser with an MAI designation and at least 5 years full-time commercial real estate appraisal experience in the area in which the Premises are located and those two appraisers shall meet and work in good faith to reach agreement on the Fair Market Rent. If they reach agreement, then their decision shall be binding on the parties. If the two appraisers aren’t able to reach agreement within 30 days, then the first two appraisers shall (a) put in writing their determination of the Fair Market Rent (the “Landlord’s Rent Proposal” and the “Tenant’s Rent Proposal”, respectively), and (b) jointly select a third appraiser with the qualifications described above. The job of the third appraiser will be to determine which of the first two appraiser’s determinations most closely approximately what the third appraiser believes to be the Fair Market Rent. The Fair Market Rent established by the third appraiser shall be determined no later than 30 days engagement and shall be binding on the parties. Each party shall pay the cost of its appraiser and half the cost of the third appraiser.

Right of First Opportunity. Provided Tenant has fully and timely performed all of its obligations hereunder, at any time that space adjacent to the Premises on the second floor becomes available for lease after initially having been leased to and occupied by a third party (the “Option Space”), Tenant shall have a right of first opportunity to lease the Option Space (in whole, not in part). When Option Space becomes available, Landlord shall notify Tenant of the size, location and estimated date of availability of the Option Space and the terms on which Landlord is interested in leasing the space. Tenant shall have 5 business days after receipt of Landlord’s notice to notify Landlord whether or not Tenant is interested in leasing the Option Space. If Tenant notifies Landlord that it is interested within that time period, Landlord will negotiate in good faith with Tenant for the next 7 business days to reach agreement on a lease or lease amendment for the Option Space. If the parties are not able to reach agreement and sign a lease or lease amendment for the Option Space within that 7 business day period, Landlord shall be free to lease the space to any other party. This Right of First Opportunity is subject to all rights granted to other tenants as of the date hereof. Similarly, the Option Space shall not be considered available if the then current tenant of that space wishes to remain there via exercise of a renewal right or by negotiation with Landlord.
Early Occupancy. During the 30 days prior to the estimated date of delivery of the Premises to Tenant, Landlord will notify Tenant that Tenant may enter the Premises to install its telecommunications, computer cabling and other fixtures. Tenant’s entry will be on the condition that Tenant does not interfere with the completion of the Landlord’s work in the Premises or cause any labor disturbance with Landlord’s contractors or subcontractors. Tenant agrees to coordinate its activities with Landlord’s property manager and contractor. During such period, all the provisions of the Lease shall apply other than the payment of Base Rent and Tenant’s Share of Common Expenses.
Architectural Plans. Landlord shall provide architectural services for one test fit floor plan and one revision if needed not to exceed $   1,500.00.
Related Party Transfers. Notwithstanding the provisions of Section 11.1, Tenant shall not be required to obtain Landlord’s consent to any of the following transfers to related entities so long as Tenant complies with the provisions of this paragraph: Transfers to Tenant’s parent entity(ies), any subsidiary of Tenant, or an affiliate commonly controlled by Tenant or Tenant’s parent (“Affiliates”). In order for the transfer to be effective, prior to any such transfer, Tenant must provide to Landlord a notice of the assignment containing the full legal name and notice address of the transferee and its relationship to Tenant, and within 10 days after the transfer is effective, Tenant must give notice of the effective date to Landlord along with a copy of the transfer document and, if the transfer is an assignment, an acknowledgement by any assignee of its assumption of the Tenant’s obligations under the Lease.
2.    PREMISES/TENANT IMPROVEMENTS
2.1.    Premises. The “Premises” shall be the area shown on the site plan and/or floor plan attached as Exhibit B which is located in the Building. The Building is located on the real property described in Exhibit A (together with all improvements thereon, the “Project”). The area of the Premises listed in Section 1 is subject to adjustment pursuant to Section 17.10. Landlord hereby leases the Premises to Tenant on the terms of this Lease, but reserving to Landlord, the use of the exterior thereof, all space above any suspended ceiling, all space beneath the floor, and the right to install, maintain, use, repair, relocate and replace stacks, pipes, ducts, conduits, wire and utilities leading through the Premises in locations which do not materially interfere with Tenant’s use thereof. Tenant shall have access 24 hours per day, subject to closures for emergencies, repairs, similar matters and matters outside Landlord’s control.

2.2.    Common Areas. References herein to “common areas” shall mean all areas of the Project not leased to tenants for their exclusive use. Landlord shall make available from time to time such public portions of the common areas as Landlord deems appropriate. As part of Common Expenses (Section 5.1), Landlord is responsible for operating and maintaining the common areas and Landlord may change the size, location, nature and use of any common areas. Tenant has the nonexclusive right to use those common areas which from time to time are designated for such use by Landlord, subject to the Rules and Regulations. No overnight parking is permitted and Tenant shall not store anything outside the Premises, including vehicles, equipment or materials. Subject to any specific access provisions elsewhere in this Lease, Tenant shall not permit any employee, contractor or guest onto the roof of the Building or into any other non-public areas of the Project.
2.3    Parking. Landlord grants to Tenant and Tenant’s employees and invitees, a non- exclusive license to use its prorata share of the unreserved parking stalls in the Project for the parking of motor vehicles during the term of this Lease, at no additional charge. Landlord reserves the right at any time to grant use rights to others, to promulgate rules and regulations relating to the use of such parking areas, including designating specific spaces for the use of any tenant or group of tenants, changing the parking layout, and establishing reasonable time limits on parking. Overnight parking is prohibited and any vehicle violating this or any other regulation is subject to removal at the owner’s expense. Tenant shall be responsible for meeting any carpool/vanpool or other transportation obligations regarding its employees. Overnight parking is prohibited and any vehicle violating this or any other regulation is subject to removal at the owner’s expense. Landlord is not responsible for any theft of or damage to vehicles or their contents.
2.4    Landlord’s Work/Acceptance of Condition. Landlord shall deliver the Premises to Tenant on the Commencement Date in the Required Condition (Section 3). Subject to delivery in the Required Condition, Tenant accepts the Premises in its condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations. Tenant (a) acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Premises or the suitability of the Premises for Tenant’s intended use, and (b) warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Premises and is not relying on any representations of Landlord or any broker with respect thereto. By taking possession of the Premises, Tenant shall be deemed to have agreed that the Premises are in the Required Condition and any alleged defects or deficiencies are waived except for any incomplete punchlist items (“Punch List Work”). Tenant shall provide to Landlord a listing of the Punch List Work prior to taking possession of the Premises. In no event shall the failure of the parties to agree on the nature and extent of Punch List Work or the existence of Punch List items delay or postpone the occurrence of the Commencement Date.
2.5    Tenant’s Work/Tenant Improvements. Any initial improvements to the Premises other than Landlord’s Work, if any, are referred to as “Tenant’s Work” and shall be governed by Exhibit C. References herein to “Tenant Improvements” means the combination of Landlord’s Work, if any, and Tenant’s Work.
2.6    Rules and Regulations. Tenant shall comply with the Rules and Regulations established by Landlord from time to time for the Project. The current Rules and Regulations are attached as Exhibit D.
3.    LEASE TERM
The Target Lease Commencement Date listed in Section 1 represents an estimate of the Commencement Date. The term of this Lease (the “Term”) shall commence (the “Commencement Date”) on the earlier of (a) the date Landlord delivers possession of the Premises to Tenant in the

Required Condition, or (b) the date Tenant takes possession of the Premises, including by commencing any work therein. “Required Condition” shall mean (a) if there is no Landlord’s Work, the condition of the Premises on the execution of this Lease, or (b) if there is Landlord’s Work, then the date Landlord’s Work is substantially complete (other than Punch List Work and work that can’t be completed prior to Tenant’s Work). If the Commencement Date is later than March 1, 2014, Tenant shall have the right to terminate the lease provided Tenant reimburses Landlord for all of Landlord’s out-of-pocket expenses incurred in the design, permitting and construction of the Premises thru March 1, 2014. Landlord shall not be liable to Tenant for any loss or damage resulting therefrom. The Term shall be for the number of months set forth in Section 1, plus any partial month in which the Commencement Date occurs. When the Commencement Date has occurred, Landlord will prepare and Tenant will sign an acknowledgement of the Commencement Date, the date(s) that Tenant’s payments of Base Rent and Tenant’s Share of Common Expenses occur, and related information. Any failure by Tenant to sign and return the acknowledgement shall be deemed agreement with its contents. All provisions of this Lease, other than those relating to payment of Base Rent, shall be effective on the earlier of the Commencement Date or the date that Tenant, its agents, contractors or employees are present in the Premises for inspection, construction, fixturing, move-in or similar purposes, subject to any deferral of the commencement of Tenant’s Share of Common Expenses as set forth in Section 1.
4.    BASE RENT
Commencing on the later of the Commencement Date or the end of any abated rent period shown on the schedule in Section 1, and continuing on the first day of each month thereafter, Tenant shall pay Landlord the Base Rent stated in Section 1, in advance, without offset, deduction or demand. The Base Rent shall be paid to the address specified by Landlord. All charges payable by Tenant other than Base Rent are “Additional Rent”. Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term “Rent” means Base Rent and Additional Rent. Rent for any partial month shall be prorated and the Base Rent and Tenant’s Share of Common Expenses for the first full calendar month shall be paid on execution of this Lease by Tenant. Landlord shall have all of the same remedies for Tenant’s failure to pay Additional Rent as for failure to pay Base Rent.
5.    ADDITIONAL RENT"
5.1    Tenant’s Share of Common Expenses. Commencing on the Commencement Date, subject to any abatement period shown in Section 1, Tenant shall pay Landlord each year Tenant’s Share of Common Expenses for that year, prorated for any partial year in the Term. Each year, Landlord shall give Tenant written notice of the estimated amount and on first day of each month Tenant shall pay Landlord 1/12th of the annual estimate. Landlord may revise its estimate during the year with subsequent payments based upon the revised estimate. After the close of each year, Landlord will provide a statement no later than April 1st, showing Tenant’s Share of Common Expenses for such year, the payments made during the year and any balance due or credit owing. Tenant shall pay any balance owing within 30 days after receipt of the statement, and any credit due Tenant shall be credited to Tenant’s next monthly estimated payment or if the Lease has terminated or expired, it shall be refunded to Tenant. To the extent that particular expenses relate to one tenant or a group of tenants or it is otherwise equitable, Landlord may specially allocate those expenses and Tenant’s Share of those expenses shall be correspondingly adjusted.
5.2    Common Expenses Definitions. The following terms shall have the following meanings:
Common Expenses. “Common Expenses” shall mean all costs incurred by Landlord in connection with the Project including insurance, utilities, Real Property Taxes, Project Work (Section

7.2), repairs, operation, maintenance and replacements, management fees and any on-site management office, together with an amount equal to 5% of the total thereof as compensation to Landlord for administrative services, and including amortization of capitalized items. Common Costs shall not include (i) debt service or ground rent, (ii) leasing costs including tenant improvements and leasing commissions; and (iii) costs of any special services rendered to individual tenants for which a charge is collected.
Real Property Taxes: “Real Property Taxes” shall mean all current and future taxes, governmental charges and assessments (including local and special improvement districts) levied on the Project, or any improvements, fixtures and equipment and all other property of Landlord, real or personal, used in the operation of the Project; any taxes in addition to or in lieu of, in whole or in part, such taxes; any tax upon leasing or rents of the Project; any other governmental charge such as payments for transit or environmental facilities; and all costs and expenses incurred by Landlord in connection with the attempt to reduce any of the foregoing, whether by negotiation or contest. Real Property Taxes shall not include any franchise or state income tax, estate tax, or other similar tax, and shall not include any late payment penalties if Tenant has paid the amounts due under Section 5.1 as and when due.
5.3.    Occupancy Adjustment. If the Project is not fully occupied by tenants during all or any portion of a year, Landlord may make an appropriate adjustment to those Common Expenses which vary by occupancy, employing sound accounting and management principles, to the amount that would have been incurred if the rentable area of the Project had been fully occupied.
5.4    Utilities. Tenant shall pay, directly to the appropriate supplier, the cost of any of separately metered utilities. Any utilities which are not separately metered shall, at Landlord’s election, either be (a) allocated between the users by Landlord and paid within 10 days after receipt of Landlord’s invoice, or (b) included in Common Expenses.
5.5    Net Lease. This Lease and the Base Rent are intended to be fully net of expenses incurred in by Landlord in connection with the Project.
6.    USE; TENANT’S OPERATIONS
6.1    Permitted Uses. Tenant may use the Premises only for the Permitted Uses set forth in Section 1. Tenant shall not cause or permit the Premises to be used in any way which (a) violates any applicable governmental regulations, (b) annoys or interferes with the rights of other tenants or Landlord, (c) constitutes a nuisance or waste, or (d) adversely impacts insurance. Tenant shall not conduct or permit any auctions or sheriffs sales at the Premises or within the Premises.
6.2    Signs/Auctions. So long as Tenant occupies the Premises, Tenant shall have the right to monument signage at Building B, directory monument signage at entrance to complex off of 55th Street, and have its business name displayed on any reader board located in the Building B lobby and immediately outside the Premises, all in the Project standard size, typeface, materials and locations, as determined by Landlord. Tenant shall not place any other signs on the Premises or Project or within the Premises and visible from the exterior of the Premises without Landlord’s prior written consent. If Landlord has previously approved any signage, it must be shown on a Rider or Exhibit to this Lease, initialed by Landlord.
6.3    Building Penetrations. Tenant shall not make any penetrations in the Building (roof, walls, foundations, etc.) without Landlord’s prior written consent. If Tenant is permitted to penetrate the Building, the consent shall be subject to Landlord’s conditions, including (a) Landlord’s approval of plans and specifications for the penetration and the contractor to perform it, (b) arrangements to insure that the penetration will not adversely affect any warranty, (c) Tenant’s agreement to reimburse Landlord for costs incurred in connection with any later problems which develop with the penetrated area, and (d) Tenant’s agreement to remove the equipment before the end of the Lease and completely seal the penetration to Landlord’s satisfaction and in compliance with any applicable warranty. In addition, depending on the seriousness of the penetration, Landlord may require Tenant to post a deposit to guarantee Tenant’s performance. If Tenant penetrates the building without Landlord’s written consent or violates the terms of the consent, Tenant shall pay Landlord a daily fee of $250 from the date of the penetration until it is completely sealed to Landlord’s satisfaction.
6.4    Hazardous Materials. Tenant shall not cause or permit any Hazardous Material (defined below) to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises without the specific prior written consent of Landlord and subject to the provisions of this Section. Landlord shall take into account such factors as Landlord considers relevant in determining whether to grant or withhold consent to Tenant’s proposed Hazardous Material. No installation or use of storage tanks is permitted on the Premises. Tenant shall immediately notify Landlord of any hazardous contamination of the Premises. Landlord may elect to test the Premises for the presence of Hazardous Materials at any time during the Term and after Tenant vacates the Premises. If any such testing indicates the presence of Hazardous Materials, and if Tenant brought Hazardous Materials of that type into the Premises, Tenant shall immediately reimburse Landlord for all costs incurred in the testing and the clean-up. As used in this Lease, the term “Hazardous Material” means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste, including any substances included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” now or subsequently regulated under any applicable federal, state or local regulations, including petroleum-based products, asbestos, PCBs and similar compounds. Tenant shall be fully and completely liable to Landlord for any and all cleanup costs, and any and all other charges, penalties (civil and criminal) imposed by any governmental authority with respect to Tenant’s use, disposal, transportation, generation and/or sale of Hazardous Materials, in or about the Project and any Hazardous Materials brought into the Premises during the Term. Tenant shall indemnify, defend and save Landlord and Landlord’s mortgagees harmless from any and all costs and penalties arising in connection with Tenant’s use, disposal, transportation, generation and/or sale of Hazardous Materials. Landlord acknowledges Tenant will utilize hazardous materials in the premises (as identified on Exhibit F) and Tenant shall comply with all applicable federal, state or local regulations and shall provide Landlord with evidence of such and a copy of their hazardous waste disposal contract. Landlord acknowledges that the materials identified on Exhibit Fare subject to change. Tenant agrees to notify Landlord and provide an updated list in the event there are significant changes to the materials used and stored in the Premises.
6.5    Telecommunications Services.
6.5.1    Tenant. Tenant, at its expense, shall arrange for all telecommunications services desired by Tenant. Landlord will have no responsibility for the maintenance of Tenant’s telecommunications equipment and/or wiring (“Telecom Facilities”), or for any infrastructure to which it is connected. Landlord may include in Common Expenses, or may charge Tenant the portion of all costs attributable to Tenant, in connection with: constructing and/or installing additional risers, conduit or equipment rooms to accommodate Tenant’s Telecom Facilities; providing cable pair assignments; computer equipment and/or software for maintaining records of line connections; third party cable management fees; fees of any consulting engineers or other experts Landlord engages for the effective management of Telecom Facilities or Tenant’s compliance with this Section 6.5.
6.5.2    Telecom Problems. Landlord will have no responsibility for any claims, costs or damages (“Telecom Claims”) in connection with, and Landlord does not warrant that Tenant’s use of its Telecom Facilities will be free from all of the following (collectively, “Line Problems”): (a) any shortages, failures, variations, interruption caused by (i) work on telecommunications equipment and/or wiring by or for other tenants or occupants at the Building; (ii) any failure of the environmental conditions or the power supply for the Building to conform to any requirements for Tenant’s Telecom Facilities, or (iii) any other problems associated with any of Tenant’s Telecom Facilities; (b) any failure of any Telecom Facilities to satisfy Tenant’s requirements; or (c) any eavesdropping or wire-tapping by unauthorized parties. The occurrence of any Line Problems shall not be considered an actual or constructive eviction of Tenant or relieve Tenant from performance of Tenant’s obligations under this Lease.
6.5.3    EMF. If Tenant’s Telecom Facilities create an electromagnetic field exceeding radiation limits permitted by FCC regulations, as now or hereafter amended (“FCC Regs”), Landlord may require Tenant to take any and all steps necessary to reduce radiation to levels permitted by the FCC Regs. Tenant will indemnify and hold Landlord harmless from all liability, costs and damages arising out of Tenant’s electromagnetic emissions, including any failure of Landlord to take any action in connection with such emissions. If Tenant’s Telecom Facilities and other Telecom Facilities located in the Project together exceed the radiation limits permitted by FCC Regs, Tenant will pay its share, as reasonably determined by Landlord, of all costs associated with safety measures taken by Landlord.
6.5.4    Alternative Provider. If Tenant wishes to utilize the services of a telecommunications provider whose equipment is not servicing the Building (an “Alternate Provider”), Tenant shall notify Landlord of the name of the Alternate Provider, the type of service to be provided, the equipment Alternate Provider wishes to install in the Building and any other information that Landlord reasonably requests. No Alternate Provider may install any equipment in the Building until Landlord has given its written consent, not unreasonably withheld. Landlord may require that the following conditions be met: (a) the Alternate Provider entering into a written agreement reasonably satisfactory to Landlord with all terms and conditions of the Alternate Provider’s access to the Project; (b) Landlord will incur no expense, including for installation, maintenance and service; (c) Landlord’s right to approve the location, plans and installation of all equipment and wiring; (d) before commencing any work in or about the Project, the Alternate Provider (1) supplies Landlord with indemnities, evidence of insurance, financial statements and other information Landlord deems reasonably necessary; and (2) agrees to abide by rules Landlord deems reasonably necessary to protect the Project and the interests of the other tenants; (e) Landlord has reasonably determined that there is sufficient roof, riser, conduit and/or equipment space for the Alternate Provider’s equipment and cabling, considering the current and probable future needs of other tenants and prospective tenants; (f) the Alternate Provider is licensed, qualified to do business in the state where the Premises is located and has sufficient experience and financial strength to perform its obligations; and (g) the Alternate Provider agrees to compensate Landlord in the amount reasonably determined by Landlord for the space used in the Building and all costs that Landlord may incur in Alternate Provider’s equipment within the Building. The provisions of this Section may be enforced solely by Tenant and Landlord. No telephone or telecommunications provider shall be deemed a third party beneficiary of Section 6.5.
6.6    Compliance/Permits. Tenant, at its own expense, shall obtain and pay for all permits related to its business and/or its specific use of the Premises. At its expense, Tenant shall comply with all laws, orders, ordinances and regulations of federal, state or other governmental authorities and with any direction made pursuant to law of any public officer with respect to the Premises or the use thereof, including any obligation to make alterations in the Premises required as a condition of Tenant’s occupancy.
7.    MAINTENANCE AND REPAIRS/LANDLORD SERVICES
7.1    Tenant’s Repairs. Except as provided in Section 7.2 (Landlord’s Obligations), Section 12 (Damage or Destruction), and Section 13 (Condemnation), Tenant shall keep and maintain all portions of the Premises in good order, condition and repair, including, interior and exterior doors and windows, floors, lighting (including bulbs) and all fixtures and equipment in the Premises. Tenant’s repair and maintenance responsibility shall include replacement of equipment and components which can no longer be brought into good operating condition with repairs. If any part of the Project is damaged by any act or omission of Tenant, its agents, employees or invitees, Tenant shall pay the cost of repairing or replacing the damage. Tenant shall maintain the portions of the Premises which Tenant is obligated to maintain in an attractive, first-class and fully operative condition.
7.2    Landlord’s Obligations. Landlord shall be responsible for the maintenance and repairs to the portions of the Project which are not Tenant’s responsibility (the “Project Work”). Project Work shall include the repair, maintenance and replacement of the roof, electrical, plumbing and other mechanical systems and the common areas and exterior of the Project. If any Project Work is necessitated due to damage caused by Tenant, its agents or employees, Landlord may require Tenant to pay the cost of that work within 10 days of receipt by Tenant of the invoice. Tenant waives the benefit of any present or future law which might give Tenant the right to repair the Premises at Landlord’s expense or to terminate the Lease due to the condition of the Premises.
7.3    Basic Services. Landlord shall provide lamp replacement service for Building standard light fixtures, toilet room supplies, window washing at reasonable intervals, and customary Building janitorial service. Janitorial service shall be provided five days per week excluding service for legal holidays. The costs of any janitorial or other services provided by Landlord to Tenant which are in addition to the services ordinarily provided by Landlord shall be reimbursed by Tenant as Additional Rent upon receipt of billings therefore.
During Normal Business Hours, Landlord shall furnish to the Premises the heating and air conditioning required in Landlord’s judgment for the comfortable use and occupancy of the Premises. If requested by Tenant, Landlord shall furnish heating and air conditioning at times other than Normal Business Hours at Landlord’s then standard hourly rate for after-hours services, which will be adjusted periodically, payable upon receipt of billings therefore.
Electricity shall be provided by the applicable provider for normal office use, including lighting and operation of customary office machines, and water, both in quantities usually furnished or supplied by Landlord to tenants leasing space in the Building. The mechanical system is designed to accommodate normal and customary heating loads. Before installing lights and equipment in the Premises, which in the aggregate exceed the design of the systems or require more than 120 volts single phase, Tenant shall obtain the written permission of Landlord. Landlord may refuse to grant such permission unless Tenant agrees to pay in advance Landlord’s costs of installing separate metering and any supplementary air conditioning or electrical systems required by such equipment or lights. In addition, Tenant shall pay Landlord in advance, as Additional Rent (except to the extent the costs are billed directly to Tenant through separate metering), Landlord’s estimate of the cost of furnishing electricity for such equipment or lights and Landlord’s estimate of the cost of operating and maintaining supplementary air conditioning related to Tenant’s use of such equipment or lights. Landlord may install and operate, at Tenant’s cost, a monitoring/metering system to measure the added demands on electricity or HVAC systems. Tenant shall comply with Landlord’s instruction for the use of drapes, blinds and thermostats.
Landlord shall provide such security for the Project as it deems appropriate. During other than Normal Business Hours (Section 1), Landlord may restrict access to the Building in accordance with the Building’s security system (with access via key or card key). Landlord shall not be liable to Tenant for injury to its agents, employees, customers or invitees, or for losses due to theft or burglary, or for damages done by unauthorized persons.

7.4    Additional Services. If Tenant desires any of the aforementioned services (or items) in amounts in excess of Building standard (other than HVAC service) Landlord will provide those additional services if it is reasonably practical to do so and, Tenant shall pay to Landlord the fees charged for such additional services (or items), upon receipt of billings therefore.
7.5    Interruption of Service. Landlord does not warrant that any utilities or services will be free from interruption including by reason of accident, repairs, alterations, computer programming weaknesses or other causes. No utility interruption shall be deemed an eviction or disturbance of Tenant, or render Landlord liable to Tenant for damages. If an interruption is caused by the gross negligence or willful misconduct of Landlord, the Base Rent shall abate for the period of the interruption.
8.    ALTERATIONS
8.1    Alterations Procedures. Following any work performed pursuant to Exhibit C, Tenant shall not make any alterations to the Premises without Landlord’s prior written consent, which shall not be unreasonably withheld so long as the alterations do not affect the structure, the exterior appearance of the Building or the Building systems. Landlord may condition its consent on various matters, including Tenant agreeing to remove the alterations and repair any resulting damage on Lease termination at Tenant's cost, Tenant posting security for the estimated removal/repair cost, paying a construction management fee to Landlord or its agent, Landlord’s approval of the plans and specifications for the work, and use of union-affiliated contractors and subcontractors. Landlord may require Tenant to provide lien waivers prior to commencement of the work. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with “as built” plans, copies of all construction permits, contracts and approvals, and proof of payment for all labor and materials. During the term Tenant should have the right to make minor alterations costing less than $10,000 without Landlords consent so long as those alterations do not affect the structural, foundation, or building systems (i.e. mechanical, electrical, plumbing, etc.).
8.2    Mechanic’s Lien. Tenant shall have no express or implied authority to place any lien or encumbrance upon, Landlord’s interest in the Premises or to burden the Rent for any claim in favor of any person dealing with Tenant, including those who furnish materials or perform labor for any construction or repairs, and each such claim shall attach, if at all, only to Tenant’s leasehold interest. Tenant will cause to be paid when due all sums owed for any labor performed or materials furnished in connection with any work performed on the Premises for Tenant. Landlord may require Tenant to post a notice of Landlord’s non-responsibility with respect to the work prior to starting the work.
8.3    Condition upon Surrender. Upon the termination of the Lease, Tenant shall remove all its personal property and surrender the Premises to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under this Lease, including with all electrical, plumbing and other mechanical systems in good operating condition and shall deliver all keys to the Building and Premises to Landlord. In addition, Landlord may require Tenant to remove any alterations made by Tenant and to restore the Premises to its prior condition, at Tenant’s expense, however Landlord will identify those items up front at the time Tenant’s request for alterations are made. All alterations which Landlord does not require Tenant to remove shall become Landlord’s property and shall be surrendered to Landlord on termination of the Lease, except that Tenant may remove any of Tenant’s machinery or equipment which can be removed without material damage to the Premises. Tenant shall repair, at Tenant’s expense, any damage to the Premises caused by the removal of any such machinery or equipment. Notwithstanding anything in this Section to the contrary, Tenant shall not remove any fixtures or equipment considered a part of the real property without Landlord’s prior written consent or unless required by Landlord. Such items shall include: any wiring;

power panels, lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; floor coverings. Telecommunications and data cabling shall not be considered part of the real estate and Tenant shall remove it and make any necessary repairs. All property required by Landlord to be removed from the Premises at the end of the Term and which remains after Tenant vacates, shall be deemed abandoned and may, at the election of Landlord, be retained as Landlord’s property, or may be removed from the Premises by Landlord at Tenant’s expense and either disposed of or stored at Tenant’ expense. Tenant waives any claim against Landlord for damage to or disposal of any personal property removed from the Premises by Landlord.
9.    SECURITY DEPOSIT
Upon execution of this Lease, Tenant shall deposit with Landlord the Security Deposit specified in Section 1. Landlord may apply all or part of the Security Deposit to any unpaid Rent or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its original amount within 10 days after Landlord’s written request. Tenant’s failure to do so shall be a default under this Lease and the overdue amount shall accrue interest as any delinquent payment. If twice within any 12 month period, late charges are assessed against Tenant by Landlord, Landlord may, by written notice to Tenant, require Tenant to pay Landlord an amount equal to two months Base Rent as an increase in the Security Deposit, due within 5 days after Tenant’s receipt of the notice. If Landlord transfers its interest in the Premises, Landlord shall transfer the Security Deposit to its successor in interest, whereupon Landlord shall be automatically released from any liability for the return of the Security Deposit. If, at the end of the Term, Tenant has fully complied with all obligations under this Lease, then the remaining Security Deposit shall be returned to Tenant after Landlord has verified that Tenant has fully vacated the Premises, removed all of its property and surrendered the Premises in the condition required; provided that Landlord may hold back a portion of the Security Deposit until final determination of Tenant’s Share of Common Expenses due hereunder, whereupon any final adjustment shall be made and any remaining Security Deposit shall be returned to Tenant. Landlord’s obligations with respect to the Security Deposit are those of a debtor and not of a trustee, and Landlord can commingle the Security Deposit with Landlord’s general funds and no interest shall be paid to Tenant on the Security Deposit.
10.    INSURANCE/INDEMNITY
10.1    Insurance. At its expense, Tenant shall obtain and maintain at all times during the term of this Lease: (a) commercial general liability insurance with limits of at least $2 million per occurrence, $2 million general aggregate, and $2 million products completed operations general aggregate, or such higher amounts as Landlord may from time to time require, containing an aggregate per location endorsement; and primary with regard to the Premises (not contributory with Landlord’s coverage); (b) special form insurance for Tenant’s property to its full replacement value and business interruption insurance; and (c) other coverages Landlord reasonably requires. The policies shall be written by insurers reasonably acceptable to Landlord, shall be on forms reasonably acceptable to Landlord, shall not contain deductibles exceeding $5,000 without Landlord’s prior written approval and shall contain waivers of subrogation with regard to Landlord and the other additional insureds. The liability policy shall be on an occurrence form and name the entities listed in Section 1 as additional insureds, as their interests may appear. All insurers shall agree not to cancel or amend (including as to scope or amount of coverage) such policies without at least 30 days prior written notice to Landlord. Tenant shall furnish Landlord with certificates of insurance evidencing the above coverages at all times during the Term as well as a copy of the additional insured endorsement. As part of Common Expenses, Landlord shall maintain (a) property insurance on the Project; (b) commercial general liability insurance insuring Landlord; (c) rental loss insurance; and (d) such other insurance as Landlord elects to carry. The liability insurance obtained by Landlord shall be excess, secondary and non-contributory and Tenant’s insurance shall be primary.

Landlord shall not obtain insurance for Tenant’s fixtures or equipment or Tenant’s other property. Common Expenses shall include the deductibles on Landlord’s coverage. Tenant shall not do or permit anything to be done which invalidates Landlord’s insurance policies or increases the premiums and any such increase shall be paid by Tenant.
10.2    Indemnity. Subject to Landlord’s release in Section 10.3.2, Tenant shall indemnify and defend (using legal counsel acceptable to Landlord) all Landlord Parties (defined below) from any claims, costs (including attorneys’ fees and other litigation costs) or damages arising in connection with (a) the occupancy or use of the Premises by Tenant Parties (defined below) and customers, including any work undertaken or contracted for by Tenant; (b) Tenant’s breach of this Lease, (c) any negligent or wrongful act or omission of Tenant Parties or customers; (d) any accident, injury, occurrence or damage in or about the Premises; and (e) any claim against Landlord by any employee or former employee of Tenant. This indemnity is not contingent upon insurance coverage, is not limited to the amount of any insurance proceeds, and operates independently of the insurance provisions of this Lease. Landlord Parties shall mean Landlord, any mortgagees, Washington Capital Management, Inc. (“WCM”), the property manager, and their respective members, partners or other owners and affiliates, subsidiaries, successors and assigns. Tenant Parties means Tenant, Tenant’s shareholders, members, partners or other owners, Tenant’s affiliates and subsidiaries, and any directors, officers, employees, sublessees, licensees, invitees, agents, contractors and successors and/or assigns of such persons or entities. However, this indemnification shall not apply to any liability caused by or resulting from the sole and gross negligence or willful misconduct of Landlord, its officers, agents or employees. This covenant of Tenant to indemnify Landlord shall survive the expiration or termination of this Lease.
Except for Tenant’s negligence or misconduct, Landlord does hereby agree to indemnify and hold harmless Tenant from and against all claims by or on behalf of any person or persons, firm or firms, corporation or corporations arising from any incident in, on or about the area under the supervision and control of the Landlord (including but not limited to common areas and parking lots), or arising from any act of gross negligence of the Landlord, or any of its agents, contractors, servants, employees, or Licensees, and from and against all reasonable costs, counsel fees, expenses and liabilities as a result of such claim, Landlord agrees to defend at Landlord’s expense such action or proceeding.
10.3    Waivers.
10.3.1    Tenant Waiver. Tenant hereby releases, waives and discharges the Landlord Parties from any and all claims Tenant might otherwise now or hereafter possess associated with, any loss covered by insurance (or which would have been covered by the insurance Tenant is required to carry hereunder), including the deductible portion thereof, regardless of cause.
10.3.2    Landlord’s Waiver. Landlord hereby releases, waives and discharges the Tenant Parties from any and all claims Landlord might otherwise now or hereafter possess associated with any loss covered by Landlord’s insurance (or which would have been covered by the insurance Landlord is required to carry hereunder), but excluding the deductible portion thereof, regardless of cause.
10.4    Survival. The provisions of this Section 10 shall survive expiration or termination of this Lease.
11.    ASSIGNMENT AND SUBLETTING
11.1    Assignment or Sublease. Tenant shall not assign this Lease or sublet the whole or any part of the Premises (each, a “Transfer” and any assignee or sublessee, a “Transferee”) without Landlord’s prior written consent which shall not be unreasonably withheld. To assist Landlord in determining whether to consent to a Transfer, Tenant shall submit the following to Landlord as well as any other information reasonably requested by Landlord, (i) the name, legal entity and jurisdiction of the Transferee; (ii) a description of the proposed use of the Premises; (iii) the terms of the proposed Transfer; (iv) current financial statements and the most recent filed federal income tax return of the proposed Transferee; and (v) the proposed Transfer documents. No Transfer shall affect the liability of Tenant under this Lease and Tenant and any Transferee shall be liable to Landlord for performance of Tenant’s obligations under this Lease. Consent to any Transfer shall not operate as a waiver of the necessity of a consent to any subsequent Transfer. Notwithstanding the provisions of this Section, Tenant shall not be required to obtain Landlord’s consent to any of the following Transfers to related entities so long as Tenant complies with the provisions of this paragraph: Transfers to Tenant’s parent entity(ies), any subsidiary of Tenant, or an affiliate commonly controlled by Tenant or Tenant’s parent (“Affiliates”). In order for the Transfer to be effective, prior to any such Transfer, Tenant must provide to Landlord a notice of the Transfer containing the full legal name and notice address of the Transferee and its relationship to Tenant, and within 10 days after the Transfer is effective, Tenant must give notice of the effective date to Landlord along with a copy of the Transfer document and, if the Transfer is an assignment, an acknowledgement by any assignee of its assumption of the Tenant’s obligations under the Lease. Tenant shall also provide any evidence reasonably requested by Landlord to prove the relationship between Tenant and the transferee.
11.2    Entity Ownership. The cumulative transfer of an aggregate of 50% or more of the voting interests in a Tenant entity, including by creation or issuance of new ownership interests (except as the result of transfers by gift or inheritance and except for transfers of interests in publicly traded entities) shall be deemed a Transfer of this Lease.
11.3    Assignee Obligation. Any assignee will be required to assume all obligations of Tenant and shall be jointly and severally liable with Tenant for the performance of all of Tenant’s obligations under this Lease. Any sublessee will be required to assume all obligations of Tenant to the extent they relate to the subleased premises. Tenant shall provide Landlord duplicate originals of all instruments of assignment, sublease or assumption. If the Transferee defaults, Landlord may, without affecting any other rights of Landlord, proceed against Tenant or any Transferee or any other person liable for Tenant’s obligations hereunder. Tenant shall provide the notice address for any subtenant or assignee to Landlord prior to the effective date of the Transfer and if it is not provided, the applicable notice address shall be deemed to be the Premises.
11.4    Fees. Tenant shall reimburse Landlord for any out-of-pocket costs incurred by Landlord in connection with any request for consent to a Transfer. In addition, any request for consent to a Transfer shall be accompanied by payment of a non-refundable fee of $500 to compensate Landlord for the administrative burden of processing the request.
11.5    Assignment/Subletting Income. Tenant shall immediately pay to Landlord 50% of any amounts payable by an assignee to Tenant which exceed the Rent payable by Tenant hereunder, whether in the form of assignment fees or increased Base Rent or otherwise; provided that Tenant shall be permitted to deduct amortization of Tenant’s out of pocket costs for the assignment, spread over the remaining Term. Tenant shall immediately pay to Landlord 50% of any amounts payable by a sublessee which exceed, on a per square foot basis, the Rent due from Tenant hereunder; provided that Tenant shall be permitted to deduct amortization of Tenant’s out of pocket costs for the sublease, amortized over the sublease term.
11.6    Landlord’s Recapture Right. In lieu of granting consent to any proposed Transfer, Landlord reserves the right to terminate this Lease or, in the case of subletting of less than all the Premises, to terminate this Lease with respect to such portion of the Premises, as of the proposed effective date of the Transfer, in which event Landlord may enter into the relationship of landlord and tenant with such proposed Transferee or to any other third party. Such termination shall not relieve Tenant from any obligations under this Lease with regard to the time period prior to the termination.
12.    DAMAGE OR DESTRUCTION
12.1    Notice of Damage. Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Premises. Subject to Sections 12.2 and 12.3, if Landlord’s insurance proceeds available to Landlord are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage to the Building as soon as is reasonably practicable, and Tenant shall repair any damage to Tenant’s fixtures and equipment or Tenant’s other property including any alterations not covered by Landlord’s insurance.
12.2    Decision. If (i) the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance; or (ii) if Landlord considers the damage to be significant, then Landlord may elect either to (1) repair the damage to the Building and the tenant improvements as soon as reasonably practicable, in which case this Lease shall remain in full force and effect, or (2) terminate this Lease. Landlord shall notify Tenant of Landlord’s decision within 90 days after notice of the occurrence of the damage. If Landlord elects to repair the damage, Tenant shall pay Tenant’s Share of the deductible under Landlord’s insurance policy and, if the damage was due to an act or omission of Tenant or Tenant’s employees, agents, contractors or invitees, Tenant shall also pay the balance of the deductible as well as the difference between the actual cost of repair and any insurance proceeds. If the Lease does not terminate as a result of the damage but the damage materially interferes with Tenant’s use of the Premises, then the Base Rent shall be reduced pro rata, to reflect the portion of the Premises not useable by Tenant.
12.3    End of Term. If the damage to the Premises occurs during the last 12 months of the Term, and the damage requires more than 60 days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within 20 days after Tenant’s notice to Landlord of the occurrence of the damage.
13.    CONDEMNATION
If the Project is condemned or taken for any public or quasi-public purpose, including any purchase in lieu of condemnation, this Lease shall terminate as of the date of taking of possession for such use or purpose. If a portion of the Project is condemned or taken, (whether or not the Premises be affected), Landlord may, by notice to Tenant, terminate this Lease as of the date of the taking of possession. If Landlord does not terminate this Lease, and if the taking results in a reduction in the square footage of the Premises, then the Base Rent shall be reduced pro-rata, and Landlord shall perform any necessary repairs to restore the Building to a complete unit. Landlord shall be entitled to the entire award in any condemnation proceeding, including any award for the value of any unexpired term of this Lease, and shall have the exclusive authority to settle the condemnation proceeding, and the exclusive discretion to grant “possession and use” to the condemning authority, and Tenant shall have no claim against Landlord or against the proceeds of the condemnation, provided, however, that Landlord shall not be entitled to any moneys paid to Tenant by the condemnor for moving expenses and business losses pursuant to applicable relocation statutes. Notwithstanding the provisions of this Section to the contrary, Tenant may, if so allowed by laws then if effect, seek a separate award from any condemning authority for moving or relocation expenses or for good will, it being understood and agreed that nothing herein shall be construed as granting Tenant any rights to any portion of any proceeds received by Landlord as a result of any condemnation proceedings.

14.    INSOLVENCY AND DEFAULT
14.1    Defaults. Tenant shall be in default under this Lease if (a) Tenant fails to pay any Rent when due, or (b) Tenant fails to perform any other obligation under this Lease, or (c) a Financial Distress Default (Section 14.9) occurs. Subject to the late charges and interest due under Section 14.8, Landlord agrees that it shall not invoke its remedies under this Section 14 if Tenant cures a Curable Default (defined below) within the applicable cure period (set forth in Section 14.2 below). If a Curable Default occurs and Tenant fails to cure the default within the applicable cure period or if any other default occurs, Landlord may, immediately or at any time thereafter, and without preventing Landlord from exercising any other right or remedy, elect to terminate this Lease by notice, by lawful entry or otherwise, whereupon Landlord shall be entitled to recover possession of the Premises from Tenant and those claiming through or under Tenant. In addition, Landlord may require Tenant to pay to Landlord a fee of $300 for each non-monetary Curable Default not cured within the applicable cure period. The fee shall be due and payable within 10 days after Landlord’s invoice and if not paid within that time period shall represent a monetary default and is intended to compensate Landlord for the additional time and effort required to address the breach. Termination of this Lease and any repossession shall be without prejudice to any remedies Landlord has for arrears of Rent or for a prior breach of any of the provisions of this Lease.
In case of termination, Tenant shall be liable to Landlord for all costs and expenses including the amounts due under Sections 14.3 and 14.4. If Tenant fails to perform any of Tenant’s covenants which Tenant has failed to perform at least twice previously in any 12-month period (although Tenant shall have cured any such previous breaches after notice from Landlord, and within the applicable cure period), then Landlord may there-after, without further notice, exercise any remedies permitted by this Section 14 or by law, including termination of this Lease. Each right and remedy provided Landlord in this Lease is cumulative and in addition to every other right or remedy provided in this Lease, or now or hereafter existing at law, in equity, by statute or otherwise. The exercise by Landlord or any one or more such rights or remedies will not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies.
14.2    Cure Periods.
Monetary Default. Tenant fails to pay any Rent when due, it is a Cureable Default and the cure period shall be 5 days after notice from Landlord.
Financial Distress Default (See Section 14.9). An Involuntary Financial Distress Default is a Curable Default and the cure periods are set forth in Section 14.9. A Voluntary Financial Distress Default is not a Curable Default.
Insurance Default. If Tenant fails to maintain the required insurance, it is a Curable Default and the cure period is three business days after the date the failure occurs.
Estoppel or Subordination Default. If Tenant fails to provide the requested estoppel certificate (Section 15.3) or subordination agreement (Section 15.1) within the time period provided, it shall be a Curable Default and the cure period shall be three business days from the second request.
Abandonment. If Tenant vacates the Premises during the Term, it is not a Curable Default.

Hazardous Materials. If Tenant breaches the provisions of Section 6.4 (Hazardous Materials) it shall be a Curable Default and the cure period shall be three business days after notice from Landlord.
Other Defaults. Any non-monetary breaches of this Lease not listed above in this Section 14.2 shall be considered Curable Defaults and the cure period shall be ten days after notice from Landlord; provided that if the default can not reasonably be cured within that time period, Tenant shall have such additional time as is reasonably necessary to cure the default so long as Tenant commences the cure within the ten day period and diligently pursues the cure to completion.
14.3    Expense Recovery. Items of expense for which Tenant shall be liable to Landlord for in connection with a termination of this Lease for default shall include: (i) all collection costs and all costs of obtaining Tenant’s compliance with this Lease, including attorneys’ fees and enforcement costs; (ii) the unamortized portion of (a) leasing commissions paid in connection with this Lease, and (b) costs incurred by Landlord to improve the Premises (amortized on a straight line basis over the initial Term with interest at 12%); and (iii) all Landlord’s other costs proximately caused by the termination. The above sums shall be due and payable immediately upon notice from Landlord without regard to whether the cost or expense was incurred before or after the termination of this Lease. If proceedings are brought under the Bankruptcy Code, including proceedings brought by Landlord, which relate in any way to this Lease (in any of such cases a “Proceeding”), Landlord shall be reimburse for paid all costs incurred in connection with the Proceedings.
14.4    Damages. Notwithstanding termination of this Lease and reentry by Landlord pursuant to Section 14.1, Landlord shall be entitled to recover from Tenant:
(a)    Any unpaid Rent which had been earned by Landlord prior to the time of termination with interest at the Default Rate (Section 14.8); plus
(b)    The amount by which the unpaid Rent which would have been earned after termination until the time of an award exceeds the amount of loss of Rent that Tenant proves could have been reasonably avoided, with interest at the Default Rate; plus
(c)    The worth at the time of an award of the amount by which the unpaid Rent for the balance of the term of this Lease (as extended, if at all, prior to termination) exceeds the amount of such loss of Rent and Additional Rent that Tenant proves could have been reasonably avoided (including interest at the Default Rate from the date of the award until paid), discounted at the discount rate of the Federal Reserve Bank of San Francisco, or successor Federal Reserve Bank, on the date of termination; plus
(d)    Any other amount necessary to compensate Landlord for all the damage proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including amounts due and payable pursuant to Section 14.3.
14.5    Non-Termination of Lease. No act of Landlord other than a written declaration of termination of Lease shall serve to terminate this Lease. If there is a default hereunder and Tenant fails to cure it within any applicable cure period, Landlord shall have the right to reenter the Premises and relet the Premises for Tenant’s account, without terminating the Lease. If Landlord reenters the Premises and does not elect to terminate this Lease, Tenant shall pay Landlord the loss of Rent by a payment at the end of each month during the remaining Term representing the difference between the Rent which would have been paid in accordance with this Lease and the rent collected from the Premises by Landlord for such month. Separate actions may be maintained by Landlord against Tenant from time to time to recover any damages which, at the commencement of any action, are then due and payable to Landlord under this Section 14 without waiting until the end of the Term of this Lease.
14.6    Reletting. If Tenant’s right of possession has been terminated (with or without termination of this Lease), Landlord may at any time, and from time to time, relet the Premises in whole or in part either in its own name or as agent of Tenant for any period equal to or greater or less than the remainder of the then-current Term. All rentals received by Landlord from such reletting shall be applied first to the payment of any amounts other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting and of alterations and repairs; third, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due hereunder. Upon a reletting of the Premises, Landlord shall not be required to pay Tenant any sums received by Landlord in excess of amounts payable in accordance with this Lease.
14.7    Right of Landlord to Cure Defaults. If Tenant defaults under this Lease, Landlord may cure the default, at Tenant’s expense, immediately and without notice if Landlord believes the default creates a risk of damage to persons, property or the interests of others, or in any other case only upon Tenant’s failure to remedy such default within the applicable cure period, if any. Tenant shall reimburse Landlord for any costs of the cure with interest at the Default Rate.
14.8    Unpaid Sums and Service Charge. Any amounts owing from Tenant to Landlord under this Lease shall bear interest at 12% per annum (the “Default Rate”), calculated from the date due or expended until the date of payment. In addition, if any payment of Rent is not paid within 10 days of its due date, Tenant shall pay a late charge equal to the greater of $250 or 10% of the overdue amount as liquidated damages for Landlord’s extra expense and handling of such past due account.
14.9    Financial Distress.
14.9.1    Definition. Each of the following shall be an “Financial Distress Default” under this Lease: (a) the making by Tenant of any general assignment or general arrangement for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy; (b) the appointment of a trustee or a receiver to take possession of all or any part of Tenant’s assets; or (c) the entry of any final judgment against Tenant for an amount greater than six months Rent. A Financial Distress Default shall be considered “Voluntary” if the action initiating the default was made by Tenant or a person or entity controlling, controlled by, or under common control with Tenant and otherwise shall be considered “Involuntary”. For example, a bankruptcy filing initiated by Tenant is a Voluntary Financial Distress Default and a bankruptcy filing by creditors of Tenant shall be considered an Involuntary Financial Distress Default. Tenant shall immediately notify Landlord upon the occurrence of any Financial Distress Default. Tenant shall have 60 days to cure an Involuntary Financial Distress Default under clause (a) above. Tenant shall have 30 days to cure an Involuntary Financial Distress default under clauses (b) and (c) above. If a Voluntary Financial Distress Default occurs or if an Involuntary Financial Distress Default is not cured within the above cure periods, then the provisions of Section 14.9.2 shall apply.
14.9.2    Filing of Petition. If a petition (“Petition”) is filed by or against Tenant (as either debtor or debtor-in-possession) under Title 11 of the United States Code (the “Bankruptcy Code”) and same is not dismissed within 60 days thereafter:
(a)    Adequate protection for Tenant’s Lease obligations accruing after filing of the Petition shall be provided within 15 days after filing in the form of a deposit equal to two months

Base Rent and Additional Rent (in addition to the Security Deposit), to be held by the court or an escrow agent approved by Landlord and the court.
(b)    All amounts payable by Tenant to Landlord under this Lease represent reasonable compensation for the occupancy of the Premises by Tenant.
(c)    Tenant or Trustee shall give Landlord at least 30 days written notice of any abandonment of the Premises or proceeding relating to administrative claims. If Tenant abandons without notice, Tenant or Trustee shall stipulate to entry of an order for relief from stay to permit Landlord to reenter and relet the Premises.
(d)    For purposes of Section 365(b)(l) of the Bankruptcy Code, prompt cure of defaults shall mean cure within 30 days after assumption and shall include cure of any defaults under any other agreements between Landlord and Tenant.
(e)    For the purposes of Section 365(b)(1) the Bankruptcy Code, adequate assurance of future performance of this Lease by Tenant, Trustee or any proposed assignee of the Lease will require that Tenant, Trustee or the proposed assignee deposit two months Base Rent and Additional Rent payments into an escrow fund (to be held by the court or an escrow agent approved by Landlord and the court) as security for such future performance. In addition, if the Lease is to be assigned, adequate assurance of future performance by the proposed assignee shall require that the assignee have a tangible net worth equal to eight times the annual Rent due hereunder or that such assignee’s performance be unconditionally guaranteed by a person or entity that has a tangible net worth not less than the above amount.
(f)    If Tenant or Trustee intends to assume and/or assign the Lease, Tenant or Trustee shall provide Landlord with 30 days written notice of the proposed action, separate from and in addition to any notice provided to all creditors. Notice of a proposed assignment and assumption shall state the assurance of prompt cure, compensation for loss and assurance of future performance to be provided to Landlord. Notice of a proposed sale shall state: (i) the name, address, and federal tax ID numbers of the proposed assignee; (ii) the terms and conditions of the proposed assignment, and (iii) the proposed assurance of future performance.
14.10    Default by Landlord. Subject to Section 15.4, Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within 30 days after receipt of Tenant’s written notice (or such longer period of time as is reasonably necessary to cure the default) and such notice shall also be sent in accordance with Section 15.4. If Landlord fails to cure the default within the cure period, Tenant shall have all rights and remedies available at law and in equity other than the right to terminate the Lease or any offsets against Rent.
15.    PROTECTION OF LENDERS
15.1    Subordination. This Lease shall be subordinate to any financing now existing or hereafter placed upon the Project by Landlord, and to any and all advances to be made thereunder and to interest thereon and all modifications thereof (each, a “Mortgage”). This provision shall be self-operative. Tenant shall execute and deliver any subordination agreement required by the holder of a Mortgage, but only if any such subordination agreement provides that so long as Tenant is not in default under this Lease beyond any applicable cure period, Tenant shall have the continued enjoyment of the Premises free from any disturbance or interruption by any holder of a Mortgage or any purchaser at a foreclosure or private sale of the Project.
15.2    Attornment. If Landlord’s interest in the Premises is acquired by any ground lessor, holder of a Mortgage, or purchaser at a foreclosure sale, or transferee thereof, Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Premises and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord’s interest.
15.3    Estoppel Certificates. Tenant shall, within 10 days of demand, execute and deliver to Landlord a written statement certifying: (i) the commencement and the expiration date of the Term; (ii) the amount of Base Rent and the date to which it has been paid; (iii) that this Lease is in full force and effect and has not been assigned or amended in any way (or specifying the date and terms of each agreement so affecting this Lease) and that no part of the Premises has been sublet (or to the extent such is not the case, a copy of any sublease); (iv) that Landlord is not in default under this Lease (or if such is not the case, the extent and nature of such default); (v) on the date of such certification, there are no existing defenses or claims which Tenant has against Landlord (or if such is not the case, the extent and nature of such defenses or claims); (vi) the amount of the Security Deposit held by Landlord; and (vii) any other information a mortgagee or purchaser may reasonably request. It is intended that any such statement shall be binding upon Tenant and may be relied upon by a prospective purchaser or mortgagee. If Tenant fails to provide the requested estoppel within 10 days after receipt of the request, in addition the provisions of Section 14: (a) Tenant shall be deemed to have given a certificate as above provided, without modification, and shall be conclusively deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee, and (b) Landlord may impose a fee of $100 per day for each day of delay in providing the statement by Tenant after the 10 day period. The estoppel certificate shall run to the benefit of all those Landlord specifies as addressees.
15.4    Notice. Tenant shall give written notice of any failure of Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Project whose name and address has been furnished to Tenant and such parties shall have the right but no obligation to cure the default on Landlord’s behalf. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within 30 days after receipt of Tenant’s notice, or such longer period as is reasonably necessary for the cure.
16.    LIABILITY
16.1    Landlord’s Liability. The liability of Landlord to Tenant shall be limited to the interest of Landlord in the Project (and the proceeds thereof). Tenant agrees to look solely to Landlord’s interest in the Project (and the proceeds thereof) for the recovery of any judgment against Landlord, and Landlord and its owners shall not be personally liable for any such judgment or deficiency after execution thereon or matters related to this Lease. In addition, if Landlord sells or otherwise transfers the Project to a new owner, the transferring Landlord shall not thereafter be named or sought after in any matter related to the Project relating to the time period after the transfer and responsibility for those matters shall automatically transfer to the new owner.
16.2    Tenant’s Business Interruption. Notwithstanding any other provision of this Lease, and to the fullest extent permitted by law, Tenant hereby agrees that Landlord shall not be liable for injury to Tenant’s personal property or its business or any loss of income therefrom, whether such injury or loss results from conditions arising upon the Premises or the Project, or from other sources or places including any interruption of services and utilities or any casualty, condemnation, whether the cause of such injury or loss or the means of repairing the same is inaccessible to Landlord or Tenant.
16.3    WCM. If this Lease is signed by Washington Capital Management, Inc. (“WCM”), WCM signs the Lease in a representative capacity as manager of the limited liability company which is

Landlord. Tenant acknowledges that WCM has no liability whatsoever under this Lease and Tenant shall have no claims against WCM, its agents or employees in connection with this Lease or the Project.
17.    MISCELLANEOUS PROVISIONS
17.1    Notices. All notices required or permitted under this Lease shall be in writing and shall be personally delivered, sent by facsimile with confirmation of receipt, or sent by certified mail, return receipt requested, postage prepaid. The contact information for each party is set forth in Section 1 and may be changed by written notice to the other party. All notices shall be effective upon either delivery/receipt, rejection of delivery/receipt, or 3 days after mailing in the manner described above. Tenant hereby appoints as its agent to receive the service of all dispossessory proceedings or proceedings to seize Tenant’s personal property and notices thereunder the person in charge of or occupying the Premises at the time, and, if no person shall be in charge of occupying the same, then such service may be made by attaching the same on the main entrance of the Premises. If Tenant does not provide Landlord with a forwarding address following expiration or termination of this Lease, Landlord shall be relieved of any obligation to forward any funds or items to Tenant.
17.2    Non-Waiver/Accord. Failure of Landlord to insist, in any one or more instances, upon strict performance of any term of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or a relinquishment, but the same shall continue and remain in full force and effect. Landlord shall not be deemed to have waived any provision of this Lease unless expressed in writing and signed by Landlord. Tenant specifically acknowledges that where Tenant has received a notice of default (whether Rent or non-rent), no acceptance by Landlord of Rent shall be deemed a waiver of such notice, and, acceptance by Landlord of partial Rent shall be deemed to waive or cure any Rent default. Landlord may, in its discretion, after receipt of partial payment of Rent, refund same and continue any pending action to collect the full amount due, or may modify its demand to the unpaid portion. In either event, the default shall be deemed uncured until the full amount is paid in good funds. Payment by Tenant or receipt by Landlord of a lesser amount than the Rent and other charges stipulated herein shall be deemed to be on account of the earliest stipulated Rent or other charges. No endorsement or statement on any check or any letter accompanying any payment shall be deemed an accord and satisfaction, and Landlord’s acceptance of such check or payment shall be without prejudice to Landlord’s right to recover the balance of the amount due or pursue any other remedy to which it is entitled.
17.3    Brokers. Except as specified in Section 1, if any, Tenant represents and warrants to Landlord, it has not engaged any broker, finder or other person entitled to any commission or fee in respect of the negotiation, execution or delivery of this Lease, and Tenant shall indemnify and defend Landlord against any claims for such commission arising out of agreements made or alleged to have been made by or on behalf of Tenant. If any new leases, modifications to this Lease or other agreements are made between Landlord and Tenant, Landlord shall not have any obligation to pay any brokerage or finders fees to persons engaged by Tenant.
17.4    Entire Agreement; Amendment; Severability. This Lease supersedes all prior and contemporaneous understandings and agreements; the provisions of this Lease are intended by Landlord and Tenant as the final expression of their agreement; this Lease constitutes the complete and exclusive statement of its terms and no representations, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No provisions of this Lease may be changed, waived, discharged or terminated orally, but only by instrument in writing executed by Landlord and Tenant, or their respective successors in interest, concurrently with or subsequent to the date of this Lease. Tenant acknowledges that neither Landlord nor anyone representing Landlord has made statements of any kind whatsoever on which Tenant has relied in entering into this Lease. Tenant has relied solely on its independent investigation and its own business judgment in entering into this Lease.

Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and the remaining provisions hereof shall nevertheless remain in full force and effect.
17.5    Force Majeure. Except as specifically provided otherwise herein, time periods for Landlord’s or Tenant’s performance under any provisions of this Lease (except for the payment of money) shall be extended for periods of time during which the non-performing party’s performance is prevented due to circumstances beyond the party’s control, including strikes, embargoes, governmental regulations, inclement weather and other acts of God, war or other strife and no such delay in Landlord’s performance shall constitute an actual or constructive eviction or entitle Tenant to any abatement of Rent.
17.6    Tenant’s Audit Right. Tenant shall have the right to audit the current year’s expense statement issued by or on behalf of Landlord by written notice given to Landlord within 60 days after receipt of that statement. Such audit shall be conducted in the offices of Landlord’s property manager at the cost of Tenant. Tenant shall keep all of the information disclosed in the course of such audit confidential, and shall require all of its consultants to agree in writing directed to Landlord to keep all such information confidential. Tenant agrees that such audits shall not be permitted to be conducted on a contingency fee basis.
17.7    Heirs and Assigns. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligations to Tenant’s successor unless the rights or interests of Tenant’s successor are acquired in accordance with the terms of this Lease including the restriction on assignment and subletting. If more than one person or entity executes this Lease as Tenant, the liability of each shall be deemed to be joint and several.
17.8    Intentionally deleted.
17.9    Other Taxes. Tenant shall pay, prior to delinquency, all personal property taxes on Tenant’s property.
17.10    Adjustment. Landlord reserves the right to adjust the rentable area of the Premises set forth in Section 1 based on any future measurement of the Premises and Building by Landlord in accordance with commercially reasonable standards uniformly applied and if such area is adjusted, the Base Rent, Tenant’s Share, and the Security Deposit shall be automatically adjusted based on the new measurement.
17.11    Right to Change Public Spaces. Landlord reserves the right at any time, without thereby creating an actual or constructive eviction or incurring any liability to Tenant, to (a) close temporarily any common areas to make repairs or changes or to prevent the acquisition of public rights in such areas, and (b) change the arrangement or location of public areas of the Project not contained within the Premises or any part thereof, including entrances, passageways, parking lots and other public service portions of the Project; provided that Tenant is not prevented from having commercially reasonable access to the Premises.
17.12    Consent. Notwithstanding anything contained in this Lease to the contrary, Tenant hereby waives any claim against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and in such event, Tenant’s only remedies therefore shall be an action for specific performance, injunction or declaratory judgment, to enforce any right to such consent. Tenant shall pay Landlord’s out-of-pocket costs incurred in connection with any requests by Tenant for consent.

17.13    Financial Statements. Within 20 days after written request from Landlord, but not more than two times per year, Tenant shall provide the most recent financial statements and tax returns for Tenant and any guarantor, assignee, or subtenant. The information shall remain confidential, subject to review by potential purchasers and lenders, who shall be instructed to maintain such confidentiality.
17.14    No Reservation/Counterparts. The submission of this Lease for examination, or for execution by Tenant, does not constitute a reservation or option to Lease the Premises and this Lease becomes effective as a lease only upon execution and delivery thereof by Landlord and Tenant. At Landlord’s election, this Lease may be executed in counterparts and when all counterparts are executed, the counterparts shall constitute a single binding instrument.
17.15    Authority. If Tenant is an entity rather than a person, each individual executing this Lease on behalf of said entity or its constituents represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of said entity. Concurrently with the execution of this Lease, Tenant shall deliver to Landlord any entity resolutions or consents requested by Landlord to evidence such authority. Where Tenant is comprised of more than one person or entity, all covenants and obligations of Tenant hereunder shall be the joint and several covenants and obligations of each person or entity comprising Tenant. Any action permitted or required of Landlord under this Lease may, at Landlord’s election, be performed by Landlord’s property manager on Landlord’s behalf.
17.16    Relocation. Intentionally deleted.
17.17    Utility Deregulation. Tenant acknowledges that Landlord shall have sole control over the determination of which utility providers serve the Project, and Landlord shall have no obligation to give access or easement rights or otherwise allow onto the Project any utility providers except those approved by Landlord. If, for any reason, Landlord permits Tenant to purchase utility services from a provider other than Landlord’s designated company(ies), such provider shall be considered a contractor of Tenant. In addition, Tenant shall allow Landlord to purchase such utility service from Tenant’s provider at Tenant’s rate or at such lower rate as can be negotiated by the aggregation of Landlord’s tenants’ requirements for such utility.
17.18    Clean Air Act. Tenant acknowledges that Landlord has not made any portion of the Premises or the Building accessible for smoking. If Tenant wishes to make any portion of the Premises accessible to smoking, Tenant shall make all improvements necessary to comply with all applicable governmental regulations. Tenant acknowledges that Tenant’s indemnity contained in this Lease includes claims based on the presence of tobacco smoke as a result of the activities of Tenant, its employees, agents or guests.
17.19    Choice of Law and Venue. This Lease shall be governed by the law of the state where the Project is located and the parties agree that venue shall lie in King County, Washington.
17.20    Nondisclosure of Lease Terms. Unless Landlord elects otherwise, the terms and conditions of this Lease constitute proprietary information of Landlord that Tenant will keep confidential. Tenant’s disclosure of the terms of this Lease could adversely affect Landlord’s ability to negotiate other leases and/or impair Landlord’s relationship with other tenants. Accordingly, Tenant will not directly or indirectly disclose the terms or conditions of this Lease to any person or entity other than Tenant’s employees, agents, lenders, attorneys or accountants who have a legitimate need to know such information and who also agree to keep the same confidential.
17.21    Regulations. Tenant shall comply with the terms and conditions of any of the following applicable to the Project and any subsequent changes thereto: (a) CC&R’s, REA’s or other covenants recorded against the Project and any design guidelines referenced therein and any amendments thereto, and (b) any transportation management plan adopted for the Project and all amendments thereto.
17.22    Landlord’s Access. Landlord or its agents may enter the Premises to show the Premises to potential lenders, tenants or other parties, to make repairs, alterations or improvements, to inspect and conduct tests in order to monitor Tenant’s compliance with this Lease and applicable law; or for any other purpose Landlord deems necessary. Landlord shall give Tenant prior notice of such entry, except in the case of emergency. Landlord may place customary “For Sale” or “For Lease” signs in and about the Premises and Project.
In exercising its rights under this Section, Landlord shall use reasonable efforts to minimize any interference with the operation of Tenant’s business. In the event Landlord shall enter the Premises under non-emergency situations in order to perform alterations, improvements, additions or repairs to other portions of the Building (including the Premises), and the same are not necessitated by Tenant’s use, act, neglect or breach of this Lease, and as a result thereof Tenant cannot, in the exercise of reasonable business judgment, operate its business and in fact closes the Premises, and if such closing continues for a period of two (2) business days or more, Landlord agrees that minimum rent shall be abated commencing with expiration of such two (2) day period and continuing until such time as the condition giving rise to the Tenant closing has been corrected at which time Tenant shall resume the payments.
17.23    Quiet Possession. If Tenant pays the Rent and complies with all other terms of this Lease, Tenant may occupy the Premises for the full Term against any person claiming by, through or under Landlord, but not otherwise, subject to the provisions of this Lease.
17.24    Costs and Attorneys’ Fees. In the event of litigation between the parties hereto, declaratory or otherwise to enforce this Lease, the non-prevailing party shall pay the costs thereof and attorneys’ fees actually incurred by the prevailing party, in such suit, at trial and on appeal. In addition, if Landlord engages counsel to enforce the terms of this Lease, including for the purpose of preparing a delinquency notice, Tenant shall be required to reimburse Landlord for all costs incurred before the subject default is considered cured. Tenant shall pay Landlord’s attorneys’ fees and other out-of-pocket costs incurred in connection with any other requests for Landlord’s consent.
17.25    Interpretation. The captions of sections or subsections of this Lease are to assist the parties in reading this Lease and are not a part of the terms and provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” shall include Tenant’s agents, employees, contractors, invitees, successors or others using the Premises with Tenant’s expressed or implied permission. References to “including” shall mean “including without limitation”.
17.26    No Recordation. Tenant shall not record this Lease without prior written consent from Landlord. However, Landlord may require that a “Short Form” memorandum of this Lease executed by both parties be recorded.
17.27    Waiver of Jury Trial. Landlord and Tenant hereby waive all rights to request a jury trial in any proceeding or counterclaim arising out of this Lease or Tenant’s right to occupy the Premises. Tenant agrees that if Landlord commences any summary proceeding for non-payment of Rent or possession of the Premises, Tenant waives all right to interpose any counterclaim in such proceeding. Tenant further waives any right to remove said summary proceeding to any other court or consolidate said summary proceeding with any other action, whether brought before or after the summary proceeding.

17.30    Survival. The obligations of each party applicable to time periods prior to the termination or expiration of this Lease shall survive termination or expiration of this Lease, including Landlord’s right to indemnification and defense from claims arising from matters occurring prior to termination even though the claim is asserted against Landlord after termination, and payment of amounts not finally calculated by the expiration/termination date.
17.31    Holding Over. If Tenant fails to surrender possession of the Premises upon termination or expiration of this Lease, and if Tenant obtains Landlord’s written consent to Tenant’s continued occupancy, then Tenant’s occupancy shall be deemed to be a month to month tenancy, with Base Rent due at a rate one and one half times the Rent payable by Tenant hereunder during the calendar month immediately preceding such termination or expiration (the “Latest Rate”) and Landlord may terminate such month to month tenancy upon 30 days notice to Tenant. If Tenant fails to surrender possession of the Premises upon termination or expiration of this Lease and if Tenant does not obtain Landlord’s written consent to Tenant’s continued occupancy, then Tenant shall be deemed a trespasser and shall be liable to Landlord for all damages sustained by Landlord as a result thereof, together with Base Rate at a rate double the Latest Rate.
17.32    ERISA Contingency. If Exhibit E is attached to this Lease, then this Lease is contingent upon Tenant executing the ERISA Certificate set forth in Exhibit E and taking any other actions requested by Landlord to verify that this Lease is not a prohibited transaction under ERISA. Landlord will rely on the statements by Tenant contained in Exhibit E in agreeing to enter into this Lease. As a result, if Landlord later learns that any of the statements by Tenant on Exhibit E were not correct when made or are no longer correct, then (a) notwithstanding the provisions of Section 14.2, it shall be deemed an incurable default by Tenant under the Lease and Landlord may immediately terminate this Lease by notice to Tenant and Landlord shall be entitled to collect the damages described in Section 14, and (b) Tenant shall indemnify, defend and hold Landlord harmless from any and all damages, costs, or liabilities incurred by Landlord in connection with the false statements.
17.33    Inducements. Any agreement by Landlord for possession of the Premises without the payment or reduced payment of Rent or other charges or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement or consideration for Tenant’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions” are conditioned upon Tenant’s full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Tenant during the Term. If Tenant defaults hereunder and fails to cure the default within any applicable cure period, any Rent, other charges, bonus, inducement or consideration abated, given or paid by Landlord under such an Inducement Provision shall be immediately due and payable by Tenant to Landlord and recoverable by Landlord as Additional Rent due under this Lease, notwithstanding any subsequent cure by Tenant.
Signatures on following page.

LANDLORD:

REEF FLATIRON LLC a Washington limited liability company

By:	Washington Capital Management, Inc. its Manager

	By:	/s/ Jenny Gage
Jenny Gage
	Its:	Asset Manager

	Date:	11/10/13

TENANT:

ENZYMATICS, INC. a Massachusetts corporation

By:	/s/ Michael F Nolan

Print Name:	MICHAEL F NOLAN

Its:	President

Date:	11/11/13

LANDLORD'S ACKNOWLEDGMENT

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)
I certify that I know or have satisfactory evidence that   Jenny Gage   is the person who appeared before me, and said person acknowledged that she signed this instrument, on oath stated that she was authorized to execute the instrument and acknowledged it as   Asset Manager   of Washington Capital Management, Inc., Manager of REEF FLATIRON LLC, to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.
Dated:   11/12/2013  .

/s/ Nancy L. Maxwell
(Signature of Notary Public)

Nancy L. Maxwell
(Printed Name of Notary Public)

	My Appointment expires	MARCH 31, 2016
(Insert notary seal here)
TENANT'S ACKNOWLEDGMENT

STATE OF	Massachusetts	)
) ss.
COUNTY OF	ESSEX	)
I certify that I know or have satisfactory evidence that   MICHAEL F NOLAN   is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the   President   of   ENZYMATICS   to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.
Dated:   11/25/13  .

/s/ Michele M. Abraham
(Signature of Notary Public)

Michele M. Abraham
(Printed Name of Notary Public)

	My Appointment expires	7/3/2020
(Insert notary seal here)

EXHIBIT A
LEGAL DESCRIPTION OF PROJECT
[Information included in this Schedule has been omitted in accordance with Item 601(a)(5) of Regulation S-K]

EXHIBIT B
SITE PLAN/ FLOOR PLAN
[Information included in this Schedule has been omitted in accordance with Item 601(a)(5) of Regulation S-K]

EXHIBIT C
WORK LETTER
[Information included in this Schedule has been omitted in accordance with Item 601(a)(5) of Regulation S-K]

EXHIBIT D
RULES AND REGULATIONS
[Information included in this Schedule has been omitted in accordance with Item 601(a)(5) of Regulation S-K]

EXHIBIT E
TENANT’S ERISA CERTIFICATE
[Information included in this Schedule has been omitted in accordance with Item 601(a)(5) of Regulation S-K]

EXHIBIT F
Hazardous Materials Used by Tenant
[Information included in this Schedule has been omitted in accordance with Item 601(a)(5) of Regulation S-K]

FIRST AMENDMENT TO OFFICE LEASE
THIS FIRST AMENDMENT TO OFFICE LEASE (“First Amendment”) is made this 1st day of May, 2014 by and between REEF FLATIRON, LLC (“Landlord”) and ENZYMATICS, INC., a Massachusetts corporation as (“Tenant”).
Landlord and Tenant entered into an Office Lease agreement dated November 1, 2013 (the “Lease”).
The Lease currently covers the area commonly known as Flatiron Park West, located at 2477 55th Street, Boulder, Colorado 80301, Suite B-202 containing approximately 13,321 rentable square feet (the “Premises”).
Landlord has completed Landlord’s Work as defined in Exhibit C of the Lease and has paid Tenant the $25.00 per square foot tenant improvement allowance. Tenant wishes to complete further tenant improvements to the Premises (i.e. roofing, steel, and gas for the installation of a generator) which will cost $126,929. Tenant has requested that Landlord pay this cost up front which will be amortized over the lease term and included in monthly rent payments (see Exhibit A).
In consideration of the Agreements in this Amendment, Landlord and Tenant hereby amend the Lease as follows:
1.Paragraph 2.6 Basic Monthly Rent: “Basic Monthly Rent” shall be revised as follows commencing May 1, 2014:

Start Date	End Date	Base Rent Per SF/Yr	Base Rent Per Month	Additional Amortization	Total Monthly Rent
5-1-14	8-20-14	$11.50	Abated	$2,442.86	$2,442.86
8-21-14	8-31-14	$11.50	$4,529.86	$2,442.86	$6,972.72
9-1-14	3-31-15	$11.50	$12,765.96	$2,442.86	$15,208.82
4-1-15	3-31-16	$12.00	$13,321.00	$2,442.86	$15,763.86
4-1-16	3-31-17	$12.50	$13,876.04	$2,442.86	$16,318.90
4-1-17	3-31-18	$13.00	$14,431.08	$2,442.86	$16,873.94
4-1-18	3-31-19	$13.50	$14,986.13	$2,442.86	$17,428.99
4-1-19	8-31-19	$14.00	$15,541.17	$2,442.86	$17,984.03
2.No Other Amendments. Except as expressly modified above, all items and conditions of the Lease remain in full force and effect and are hereby ratified and confirmed.
3.General Provisions. Time is of the essence with respect to each provision of this Agreement. This Agreement shall inure to the benefit of, and be binding on, Landlord and Tenant and their respective heirs, personal representatives, successors and assigns. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws (excluding the choice of laws rules) of the state of Colorado. This Agreement may be executed in any number of

1

duplicate originals or counterparts, each of which when so executed shall constitute in the aggregate but one and the same document. Each individual executing this Agreement represents and warrants that such individual has been duly authorized to execute and deliver this Agreement in the capacity and for the entity set forth where he signs.
LANDLORD AND TENANT have executed this Agreement on the respective dates set forth below, to be effective as of the date first set forth above.

LANDLORD:

REEF FLATIRON LLC a Washington limited liability company

By:	Washington Capital Management, Inc.
Its:	Manager

	By:	/s/ Jenny Gage
Jenny Gage

	Its:	Asset Manager

Date	5/8/14

TENANT:

ENZYMATICS, INC. a Massachusetts corporation

By	/s/ Michael F Nolan
MICHAEL F NOLAN
Print or Type Name of Signatory

Its	President

Date	2 May 14

2

EXHIBIT A - Amortization Schedule

($126,929.00)	TI Allowance
6.000%	Rate (APR)
54	Months	First 5 Months Abated
$2,442.86	Payment

5/1/2014	1st Month Payment Due
13.321	Lease Square Footage
0.183384347	Increase in Price per Square Foot

Month	Year	Balance	Payment Due	Pmt	Extra Prin.	Interest	Principal	Remaining
1		($126,929.00)	5/1/2014	$2,442.86	0	-$845.19	$1,596.67	($125,332.33)
2		($125,332.33)	6/1/2014	$2,442.86	0	-$835.55	$1,607.31	($123,725.02)
3		($123,725.02)	7/1/2014	$2,442.86	0	-$824.83	$1,618.03	($122,106.99)
4		($122,106.95)	8/1/2014	$2,442.86	0	-$814.05	$1,628.82	($120,478.17)
5		($120,478.17)	9/1/2014	$2,442.86	0	-$803.19	$1,639.68	($118,838.50)
6		($118,838.50)	10/1/2014	$2,442.86	0	-$792.25	$1,650.61	($117,197.89)
7		($117,187.89)	11/1/2014	$2,442.86	0	-$781.25	$1,661.61	($115,526.28)
8		($115,526.29)	12/1/2014	$2,442.86	0	-$770.18	$1,672.69	($113,853.59)
9		($113,853.59)	1/1/2015	$2,442.86	0	-$759.02	$1,683.84	($112,169.75)
10		($112,169.75)	2/1/2015	$2,442.86	0	-$747.80	$1,695.05	($110,474.59)
11		($110,474.69)	3/1/2015	$2,442.86	0	-$736.50	$1,706.36	($109,768.32)
12	1	($108,758.32)	4/1/2015	$2,442.86	0	-$725.12	$1,717.74	($107,050.58)
13		($107,050.58)	5/1/2015	$2,442.86	0	-$713.67	$1,729.19	($105,321.39)
14		($105,321.39)	6/1/2015	$2,442.86	0	-$702.14	$1,740.72	($103,580.67)
15		($103,580.67)	7/1/2015	$2,442.86	0	-$690.54	$1,752.33	($101,828.34)
16		($101,828.34)	8/1/2015	$2,442.86	0	-$678.88	$1,764.01	($100,054.34)
17		($100,064.34)	9/1/2015	$2,442.86	0	-$667.10	$1,775.77	($98,268.57)
18		($98,288.57)	10/1/2015	$2,442.86	0	-$655.26	$1,787.61	($96,500.96)
19		($96,500.96)	11/1/2015	$2,442.86	0	-$643.34	$1,799.52	($94,701.44)
20		($94,701.44)	12/1/2015	$2,442.86	0	-$631.34	$1,811.52	($92,889.52)
21		($92,889.92)	1/1/2016	$2,442.86	0	-$619.27	$1,823.60	($91,086.32)
22		($91,066.32)	2/1/2016	$2,442.86	0	-$607.11	$1,835.75	($89,230.57)
23		($89,230.57)	3/1/2016	$2,442.86	0	-$594.87	$1,847.99	($87,382.58)
24	2	($87,382.58)	4/1/2016	$2,442.86	0	-$582.55	$1,860.31	($85,522.27)
25		($85,522.27)	5/1/2016	$2,442.86	0	-$570.15	$1,872.71	($83,649.55)
26		($83,649.55)	6/1/2016	$2,442.86	0	-$557.66	$1,885.20	($81,764.35)
27		($81,764.35)	7/1/2016	$2,442.86	0	-$545.10	$1,897.77	($79,856.58)
28		($79,856.58)	8/1/2016	$2,442.86	0	-$532.44	$1,910.42	($77,956.17)
29		($77,956.17)	9/1/2016	$2,442.86	0	-$519.71	$1,923.18	($76,033.01)
30		($76,033.01)	10/1/2016	$2,442.86	0	-$505.88	$1,935.98	($74,097.03)
31		($74,097.03)	11/1/2016	$2,442.86	0	-$493.98	$1,948.88	($72,148.05)
32		($72,148.15)	12/1/2016	$2,442.86	0	-$480.99	$1,961.88	($70,186.25)
33		($70,186.28)	1/1/2017	$2,442.86	0	-$467.91	$1,974.95	($68,211.32)
34		($68,211.32)	2/1/2017	$2,442.86	0	-$454.74	$1,988.12	($65,223.20)
35		($66,223.20)	3/1/2017	$2,442.86	0	-$441.49	$2,001.37	($64,221.83)
36	3	($64,221.83)	4/1/2017	$2,442.86	0	-$428.15	$2,014.72	($62,207.11)
37		($62,207.11)	5/1/2017	$2,442.86	0	-$414.71	$2,028.15	($60,178.96)
38		($60,178.96)	6/1/2017	$2,442.86	0	-$401.19	$2,041.67	($58,137.29)
39		($58,137.29)	7/1/2017	$2,442.86	0	-$387.58	$2,055.28	($55,082.01)
40		($56,082.01)	8/1/2017	$2,442.86	0	-$373.88	$2,068.98	($54,013.03)
41		($54,013.03)	9/1/2017	$2,442.86	0	-$360.09	$2,082.78	($51,930.25)
42		($51,930.25)	10/1/2017	$2,442.86	0	-$346.20	$2,096.66	($49,833.59)
43		($49,833.59)	11/1/2017	$2,442.86	0	-$332.22	$2,110.64	($47,722.95)
44		($47,722.95)	12/1/2017	$2,442.86	0	-$318.15	$2,124.71	($45,595.24)
45		($45,598.24)	1/1/2018	$2,442.86	0	-$303.99	$2,138.87	($43,459.37)
46		($43,459.37)	2/1/2018	$2,442.86	0	-$289.73	$2,153.13	($41,306.23)
47		($41,306.23)	3/1/2018	$2,442.86	0	-$275.37	$2,167.49	($39,138.74)
48	4	($39,138.74)	4/1/2018	$2,442.86	0	-$260.92	$2,181.94	($36,956.81)
49		($36,956.81)	5/1/2018	$2,442.86	0	-$246.38	$2,196.48	($34,760.32)
50		($34,760.32)	6/1/2018	$2,442.86	0	-$231.74	$2,211.13	($32,549.19)
51		($32,549.19)	7/1/2018	$2,442.86	0	-$216.99	$2,225.87	($30,323.33)
52		($30,323.33)	8/1/2018	$2,442.86	0	-$202.16	$2,240.71	($28,082.62)
53		($29,092.82)	9/1/2018	$2,442.86	0	-$197.22	$2,255.65	($25,826.97)
54		($25,826.97)	10/1/2018	$2,442.86	0	-$172.18	$2,270.68	($23,556.29)
55		($23,556.29)	11/1/2018	$2,442.86	0	-$157.04	$2,285.82	($21,270.47)
56		($21,270.47)	12/1/2018	$2,442.86	0	-$141.80	$2,301.06	($18,969.41)
57		($19,969.41)	1/1/2019	$2,442.86	0	-$126.46	$2,316.40	($16,653.01)
58		($16,653.01)	2/1/2019	$2,442.86	0	-$111.02	$2,331.84	($14,321.17)
59		($14,321.17)	3/1/2019	$2,442.86	0	-$95.47	$2,347.39	($11,973.78)
60	5	($11,973.78)	4/1/2019	$2,442.86	0	-$79.83	$2,363.04	($9,610.74)
61		($9,610.74)	5/1/2019	$2,442.86	0	-$54.07	$2,378.79	($7,231.95)
62		($7,231.95)	6/1/2019	$2,442.86	0	-$48.21	$2,394.65	($4,937.30)
63		($4,837.30)	7/1/2019	$2,442.86	0	-$32.25	$2,410.61	($2,426.68)
64		($2,426.58)	8/1/2019	$2,442.86	0	-$16.18	$2,426.88	($0.00)

3

SECOND AMENDMENT TO OFFICE LEASE
THIS SECOND AMENDMENT TO OFFICE LEASE ("Second Amendment") is made this      1st      day of      April      2015 by and between REEF FLATIRON, LLC, a Washington limited liability company ("Landlord"), and ARCHERDX INC., a Delaware corporation ("Tenant").
RECITALS
Landlord and Enzymatics, Inc., a Massachusetts corporation ("Enzymatics"), entered into an Office Lease agreement dated November 1, 2013 as amended by the First Amendment to Office Lease dated May 1, 2014 (collectively the "Lease").
Enzymatics merged with Tenant pursuant to a certain Agreement and Plan of Merger with QIAGEN North American Holdings, Inc. dated December 8, 2014 and subsequently separated pursuant to that certain Asset Transfer Agreement between Tenant and Enzymatics dated December 16, 2014 wherein Enzymatics transferred the Lease to Tenant.
Pursuant to the terms of the Lease, the transfer of the Lease to Tenant requires the consent of Landlord and Landlord has agreed to give such consent on the terms and conditions contained in this Second Amendment.
The Lease currently covers the area commonly known as Flatiron Park West, located at 2477 55th Street, Boulder, Colorado 80301, Suite B-202 containing approximately 13,321 rentable square feet (the "Premises").
In consideration of the Agreements in this Second Amendment, Landlord and Tenant hereby amend the Lease as follows:
1.Section 1 Basic Terms - Premises.

•	Effective October 1, 2015, the premises shall be expanded to include Suites 101 and 201 comprised of 23,464 s.f. (the "expansion premises"). Tenant's revised total square footage is 36,785 s.f.
2.Section 1 Basic Terms - Common Expenses.

•	Effective October 1, 2015, Tenant's share of total expenses shall be 22.17%.
3.Section 1 Basic Terms - Term. The lease term is hereby extended through March 31, 2021, which shall be the new expiration date of the Lease.

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4.	Paragraph 1 Basic Terms - Rent: "Basic Monthly Rent" shall be revised as follows:

Start Date	End Date	Base Rent Per SF/Yr	Base Rent Per Month	Additional Amortization	Total Monthly Rent
10/1/2015	3-31-16	$12.00	$36,785.00	$2,442.86	$39,227.86
4/1/2016	3-31-17	$12.50	$38,317.71	$2,442.86	$40,760.57
4/1/2017	3/31/2018	$13.00	$39,850.42	$2,442.86	$42,293.28
4/1/2018	3-31-19	$13.50	$41,383.13	$2,442.86	$43,825.99
4/1/2019	8-31-19	$14.00	$42,915.83	$2,442.86	$45,358.69
9-1-19	3-31-20	$14.00	$42,915.83	-0-	$42,915.83
4/1/2020	3/31/2021	$14.50	$44,448.54	-0-	$44,448.54
5.Letter of Credit. Effective upon Tenant's execution of this Second Amendment, Tenant shall deposit with Landlord an irrevocable standby letter of credit ("LOC") in the amount of Two Hundred Fifty Thousand Dollars ($250,000). The form of the LOC and the issuing bank (which bank must have a branch located in the City of Denver, Colorado, "Bank") are subject to Landlord's continuing approval. Such LOC and all renewals, replacements and supplements to such letter of credit shall: (a) provide that the sole condition precedent to payment by Bank to Landlord under the LOC shall be the receipt by Bank via facsimile (or such other electronic means as is acceptable to Bank) from Landlord of a written certification from Landlord that it is entitled to make the draw under the terms of the Lease, with the original of the LOC to follow in the case of a full draw; (b) be issued for a minimum period of one year; (c) be kept in effect for at least 60 days after the end of the Term to allow Landlord time to make any remaining claims against it; and (d) be transferable for a fee not exceeding $300, which amount shall be paid by Tenant in the event of a transfer. Landlord may draw on the LOC and treat the proceeds as cash security if (1) there has been an uncured default under the Lease, (2) Landlord has not received a satisfactory renewal or replacement LOC at least 30 days prior to expiration of the LOC, or if the Bank has failed to confirm in writing that the LOC has been so extended, or (3) the Bank no longer meets Landlord's credit standards and Tenant has not provided a replacement LOC from an approved Bank. Tenant may exchange the LOC with cash security paid to Landlord. If the Premises are sold, upon request of Landlord, Tenant shall cause the LOC to be re-issued in the name of the new landlord at Tenant's cost. If a lender to Landlord requires that the LOC be held by the lender as additional security, Tenant shall cooperate and shall cause the issuer of the LOC to cooperate in the assignment of rights under the LOC to such lender and any reasonable modifications in the LOC regarding assignment, at Tenant's cost. It is expressly agreed that the re-entry of the Premises by Landlord after a Tenant default prior to the expiration of the Lease shall not be deemed a termination of this Lease so as to entitle Tenant to revoke the LOC, and the LOC shall be retained and remain in the possession of Landlord until at least 60 days after the end of the Term of this Lease or until it is replaced by cash security. Actions by Landlord against Tenant for breach of this Lease shall in no way be limited or restricted by the amount of the LOC or cash security and resort to such LOC or cash security shall not waive any other rights or constitute an election of remedies which Landlord may have. If Landlord draws on an LOC, the funds drawn shall serve as cash security and may be applied to cure defaults under the Lease. It is expressly agreed that such security deposit shall not constitute an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. The security deposit must remain in place for 60 days following the end of the Term so that Landlord can determine whether any

2

additional amounts are owing and any portion of the deposit in the form on an LOC must not have an expiration date sooner than 60 days after expiration or termination or Landlord may draw the LOC to insure that the cash will be available for any amounts owed. Tenant shall not seek to enjoin or otherwise prevent any draw on the LOC and acknowledges that the only effect of a wrongful draw shall be to substitute cash security for the LOC thus causing Tenant no legally cognizable damages. If there is a wrongful draw, the parties will cooperate to allow Tenant to post a replacement LOC in exchange for those funds. Provided that there have been no defaults by Tenant under the Lease, then the LOC amount shall be reduced as follows: effective October 1, 2016 to $200,000; effective October 1, 2017 to $150,000, and effective October 1, 2018 and continuing without further reduction through the remainder of the lease term and any extension thereof, to $102,400.
6.Contingency. Tenant acknowledges that the expansion premises are currently occupied by Vertafore, Inc. who has a leasehold interest. Delivery by Landlord of the expansion premises shall be contingent upon Landlord's successful recapture of Suites 101 and 201 from Vertafore, Inc. by September 30, 2015 which is Vertafore's lease expiration. If the expansion premises are not delivered by October 1, 2015, this Second Amendment shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, and Landlord shall diligently pursue all rights and remedies it has under the Vertafore lease to recapture the expansion premises.
7.Expansion Premises. Landlord shall deliver the expansion premises in broom clean condition with all plumbing, electrical, HVAC, and general utility systems in good working order.
8.Tenant Improvement Allowance. Provided that Tenant is not in default under the Lease beyond any applicable notice and cure period, Landlord shall provide a tenant improvement allowance of Two Hundred Thirty Thousand Dollars ($230,000) (the "Tl Allowance") to be applied to the hard and soft costs incurred in connection with the design and construction of Tenant's Work (defined in Exhibit A (Work Letter)), including sales tax, design costs, permitting costs, and a construction management fee payable to Landlord's agent. The TI Allowance is not applicable to cabling, telecommunications, fixturing, equipment or moving costs. Upon completion of Tenant's Work and issuance of the permanent certificate of occupancy for the Premises (the "CofO"), Tenant shall provide to Landlord documentation satisfactory to Landlord of the costs of Tenant's Work along with copies of lien releases from Tenant's contractor and all subcontractors or material men providing work or materials and detailed breakdowns of the cost incurred by Tenant for Landlord's cost segregation and depreciation purposes. Landlord shall reimburse Tenant for the cost of Tenant's Work up to the TI Allowance within 30 days after receipt of the foregoing and issuance of the CofO.
9.Consent to Transfer. Tenant hereby represents and warrants to Landlord that Enzymatics has transferred and assigned in full the Lease to Tenant and that Tenant has fully accepted all rights, obligations and liabilities under the Lease from Enzymatics. Tenant covenants to Landlord that Tenant shall perform the obligations of Tenant under the Lease and abide by all terms therein. Provided that there is no event of default by Tenant as of the date hereof and the LOC, in a form approved by Landlord, has been provided to Landlord, Landlord hereby approves of the transfer of the Lease to Tenant.

3

10.No Other Amendments. Except as expressly modified above, all items and conditions of the Lease remain in full force and effect and are hereby ratified and confirmed.
11.General Provisions. Time is of the essence with respect to each provision of this Second Amendment. This Second Amendment shall inure to the benefit of, and be binding on, Landlord and Tenant and their respective heirs, personal representatives, successors and assigns. This Second Amendment shall be governed by, and construed and interpreted in accordance with, the laws (excluding the choice of laws rules) of the state of Colorado. This Second Amendment may be executed in any number of duplicate originals or counterparts, each of which when so executed shall constitute in the aggregate but one and the same document. Each individual executing this Second Amendment represents and warrants that such individual has been duly authorized to execute and deliver this Second Amendment in the capacity and for the entity set forth where he signs.
This Amendment executed and made effective as of the later of the date first set forth above or the date the LOC is provided to Landlord in accordance with the terms of this Amendment.
[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

4

LANDLORD AND TENANT have executed this Second Amendment on the respective dates set forth below,

LANDLORD:

REEF FLATIRON LLC a Washington limited liability company

By:	Washington Capital Management, Inc.
Its:	Manager

	By:	/s/ Jenny Gage
Jenny Gage

	Its:	Asset Manager

Date	4/1/15

TENANT:

ARCHERDX INC. a Delaware corporation

By	/s/ Jason Myers
Jason Myers
Print or Type Name of Signatory

Its	CEO

Date	01 APR 2015

5

EXHIBIT A
WORK.LETTER
[Information included in this Schedule has been omitted in accordance with Item 601(a)(5) of Regulation S-K]

6

THIRD AMENDMENT TO OFFICE LEASE
THIS THIRD AMENDMENT TO OFFICE LEASE (this "Amendment ") is made this      12th      day of      June      , 2019 ("Effective Date") by and between REEF FLATIRON LLC, a Washington limited liability company ("Landlord"), and ARCHERDX INC., a Delaware corporation, successor in interest to Enzymatics, Inc. ("Tenant").
RECITALS
Landlord and Enzymatics, Inc. entered into an Office Lease agreement dated November l , 2013, as amended by that certain First Amendment to Office Lease dated May l , 2014, and as further amended by that certain Second Amendment to Office Lease dated April l, 2015 (collectively the "Lease").
Tenant currently leases office space in a Project legally described in the Lease and commonly known as Flatiron Park West, located at 2477 55th Street, Boulder, Colorado 80301, Suites B-101, B-201, and B-202 containing approximately 36,785 rentable square feet (the "Current Premise s") through March 31, 2021.
Tenant desires to expand the Current Premises to include two additional office spaces: Suite 250, located in Building D, containing approximately 12, 199 rentable square feet ("Suite D- 250"); and Suite 150 located in Building B, containing approximately 5,950 rentable square feet ("Suite B-150"). Suite D-250 and Suite B-150 are each depicted on the attached hereto Exhibit A and together are referred to herein as, the "Expansion Premises".
In consideration of the agreements in this Amendment, Landlord and Tenant hereby amend the Lease as follows:
1.    Expansion of Premises.
1.1    Expansion Premises. As of September I, 2019 (the "Expansion Commencement Date"), the Current Premises shall be expanded to include the Expansion Premises. From and after the Expansion Commencement Date, Tenant's Share of Common Expenses shall increase to 33.11%, the term "Premises" shall include the Current Premises and the Expansion Premises, and the Premises shall be deemed to contain 54,934 rentable square feet. Landlord shall deliver the Expansion Premises to Tenant on the Expansion Commencement Date in the condition described in Section 1.3 below, subject to all recorded matters, laws, ordinances, and governmental regulations and Tenant is obligated to comply therewith. Tenant (a) acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Expansion Premises or the suitability of the Expansion Premises for Tenant's intended use, and (b) warrants that Tenant has made its own inspection of the Expansion Premises.
1.2    Early Entry. Following the Effective Date of this Amendment, Tenant has the right of early entry into the Expansion Premises on the terms set forth in this Section. Tenant's entry will be on the condition that Tenant first provides evidence of all insurance required by Landlord for Tenant and its contractors, and that Tenant does not interfere with the completion of

1	/s/ CL

any work Landlord performs in the Expansion Premises or cause any labor disturbance with Landlord's contractors or subcontractors. Tenant agrees to coordinate its activities with Landlord's property manager and contractor. During such period, prior to the Expansion Commencement Date, all the provisions of the Lease, as amended by this Amendment, shall apply other than the payment of Base Rent, Tenant's Share of Common Expenses, and utilities.
1.3    Condition. Landlord shall deliver the Expansion Premises in broom clean condition with all structural components, lighting, plumbing, electrical, HVAC, and general utility systems in good working order and in compliance with applicable code and laws. By taking possession of the Expansion Premises, and except as otherwise expressly set forth herein, Tenant shall be deemed to have accepted the Expansion Premises in its as-is condition.
2.    Term.
2.1    Extension of Term. The Lease Term is hereby extended through January 31, 2025.
2.2    Option to Extend. Provided that Tenant is not in default when it exercises the option or on commencement of the Option Term and provided further that Tenant's financial condition has not materially diminished from the date of execution of this Amendment, Tenant shall have one option to extend the Lease Term for a period of 60 months (the "Option Term"), upon the same terms and conditions as are set forth in the Lease, as amended by this Amendment, except the Base Rent shall be adjusted as described in Section 1A of the Lease (Extension Rent), and Landlord shall have no obligation to provide any tenant improvements or allowances therefor. The option shall be exercised, if at all, by written notice to Landlord at least 9 months prior to the expiration of the then existing Term. Exercise of the option shall be conditioned upon (a) the Premises continuing to be used as set forth in the Lease, as amended by this Amendment, (b) none of the space in the Premises being subleased at the time of exercise of the option or commencement of the Option Term, and (c) the Lease not having been assigned by Tenant to any other person or entity. The exercise of the option shall extend the Lease for the entire Premises.
3.    Rent.
3.1    Base Rent. Tenant shall pay Base Rent according to the rent schedule below.

Expansion Premises		Current Premises

Applicable Period	Annual Rent Rate/RSF	Applicable Period	Annual Rent Rate/RSF
9/1/2019 - 1/31/2020	$0.00NNN *	9/1/2019 - 3/31/2020	$14.00 NNN
2/l/2020 - 1/31/2021	$17.25 NNN	4/1/2020 - 3/31/3031	$14.50 NNN
2/l/2021 - 1/3l/2022	$17.75 NNN	4/1/2021 - l/31/2022	$17.75 NNN
2/1/2022 - 1/31/2023	$18.25 NNN	2/l/2022 - 1/31/2023	$18.25 NNN
2/1/2023 - 1/3l/2024	$18.75 NNN	2/1/2023 - 01/31/2024	$18.75 NNN
2/1/2024 - 1/31/2025	$19.25 NNN	2/l/2024 - 1/31/2025	$19.25 NNN
* Only Base Rent is abated and such abatement is only applicable to the Expansion Premises, subject to the terms of the Lease and this Amendment, for the period of time indicated in the

2	/s/ CL

table above. Additional Rent, including Tenant's Share of Common Expenses, is not subject to abatement.
3.2    Controllable CAM Cap. In no event shall the portion of Tenant's Share of Common Expenses attributable to Controllable Costs exceed the Controllable CAM Cap (as such terms are hereinafter defined). No Controllable CAM Cap shall be applicable until January 2020. For the calendar year 2020, the term "Controllable CAM Cap" shall mean 5% over the annualized Controllable Costs for the calendar year 2019 and thereafter, the term "Controllable CAM Cap" shall mean 5% over the Controllable CAM Cap for the preceding calendar year. The term "Controllable Costs" means all Common Expenses except the cost of Real Property Taxes, insurance, wages, salaries and other compensation and benefits paid to Landlord's employees, agents or contractors engaged in the operation, management, maintenance or security of the Project to the extent such wages, salaries and other compensation are for union personnel, utilities, utility surcharges and assessments, refuse removal, and snow removal.
4.    Additional Opportunities to Expand.
4.1    Right of First Opportunity. Provided that Tenant has fully and timely performed all of its obligations hereunder, the first time that space becomes available for lease after initially having been leased to and occupied by a third party in Buildings A, B, C, or D in the Project (the "Option Space"), Tenant shall have a right of first opportunity to lease the Option Space (in whole, not in part). Each time that Option Space becomes available, Landlord shall notify Tenant of the details of the Option Space, including size, location, estimated date of availability, and proposed economic terms, which shall be on terms agreeable to Landlord in Landlord's sole and absolute discretion ("Landlord's Notice"). The Term of the lease of the Option Space shall be co-terminus with the Term set forth in Section 2.1 above, subject to Tenant's right to extend the Term in Section 2.2 above; provided, however, if there is less than 24 months remaining in the then Term, at Landlord's option, the Term for the Premises plus the Option Space shall be extended, so that there is a full 24 months remaining in the Term. Tenant shall have 14 days after receipt of Landlord's Notice to notify Landlord that Tenant elects to lease the Option Space on those terms. Landlord agrees not to market the Option Space nor negotiate for lease of the Option Space to third parties during such 14-day period. If Tenant notifies Landlord that it wishes to lease the space during the 14-day period, Landlord shall prepare either a new lease for the Option Space or an amendment to the Lease for the Option Space and Tenant must execute and return the document to Landlord or otherwise respond with any reasonably requested modifications to such documents within 5 business days after receipt or Tenant shall be deemed to have withdrawn its exercise of the right of first opportunity for that particular Option Space. Provided Tenant has entered into a lease with Landlord on or before December 31, 2019 for the space located in Building C currently leased by PARTECH, Inc. ("Partech Space Lease") and such lease commences within 30 days of the date PARTECH, Inc. vacates its premises, the Base Rent rate for the Option Space shall be the same rate as the Expansion Premises and, Tenant shall receive the same leasing concessions, including tenant improvement allowance (calculated per square foot of the Option Space) and abated rent, as Tenant receives with respect to the Expansion Premises, but prorated based on the length of the term of the Option Space. If, however, the Partech Space Lease has not been entered into and commenced by such date(s), the terms of the lease of the Option Space shall be on terms agreeable to Landlord in Landlord's sole and absolute discretion. The rights of first opportunity in this

3	/s/ CL

Section are (a) personal to Tenant and may not be exercised by any subtenant or assignee of Tenant, (b) subject to all rights granted to other tenants as of the date hereof, and (c) subject to a contingency following Tenant's exercise of the right of first opportunity for Landlord's receipt of final approval from its Real Estate Committee upon substantially the same terms as Section 6 below. Similarly, any Option Space shall not be considered available if the then current tenant of that space wishes to remain there via exercise of a renewal right or by negotiation with Landlord.
4.2    Right of First Refusal. Provided Tenant has fully and timely performed all of its obligations hereunder, the first time Landlord receives an offer from a third party that Landlord is willing to accept for a lease of space (and not just a portion thereof) which becomes available for lease in Buildings A, B, C, or D in the Project (the "Refusal Space"), Tenant shall have the first right to obtain the Refusal Space on the terms of such offer. Promptly after the receipt of such offer, Landlord shall give Tenant notice thereof in reasonable detail (the ''Notice of Offered Lease"). On or before the 5th business day after the date of such submission, Tenant may exercise this right by sending Landlord a notice stating that Tenant elects to lease the Refusal Space upon the terms and conditions set forth in the Notice of Offered Lease (the "Offered Lease Terms"). If Tenant provides such notice, Landlord and Tenant shall enter into a lease for the Refusal Space within 10 days after the date of Tenant's exercise notice on the Offered Lease Terms which lease shall include a contingency for Landlord's receipt of final approval from its Real Estate Committee upon substantially the same terms as Section 6 below. If Tenant does not timely exercise the right, or if Tenant properly exercises such right but thereafter for any reason (other than the fault of Landlord) does not timely enter into the new lease, Tenant's rights under this Section shall terminate and Landlord shall be free to lease the Refusal Space to any third party. This right of first refusal is (a) personal to Tenant and may not be exercised by any subtenant or assignee of Tenant, and (b) subject to all rights granted to other tenants as of the date hereof. Refusal Space shall not be considered available if the third party offering to lease space in the Project is a current tenant of the Refusal Space.
5.    Security Deposit. Upon the later of execution of this Amendment and Landlord's receipt of Tenant's deposit in the amount of $150,000.00 (the "Security Deposit"), Landlord agrees to waive the requirement of a letter of credit as security for Tenant's obligations under the Lease. Landlord may apply all or part of the Security Deposit to any unpaid Rent or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its original amount within 1O business days after Landlord's written request. Tenant's failure to do so shall be a default under the Lease and the overdue amount shall accrue interest as any delinquent payment. If twice within any 12 month period, late charges are assessed against Tenant by Landlord, Landlord may, by written notice to Tenant, require Tenant to pay Landlord an amount equal to two months Base Rent as an increase in the Security Deposit, due within 5 business days after Tenant's receipt of the notice. If Landlord transfers its interest in the Premises, Landlord shall transfer the Security Deposit to its successor in interest, and notify Tenant in writing of such transfer, including the date of the transfer, the amount transferred, and the name and address of the transferee, whereupon Landlord shall be automatically released from any liability for the return of the Security Deposit. If, at the end of the Term, Tenant has fully complied with all obligations under the Lease, then the remaining Security Deposit shall be returned to Tenant after Landlord has verified that Tenant has fully vacated the Premises, removed all of its property and surrendered the Premises in the condition required; provided that Landlord may hold

4	/s/ CL

back a reasonable portion of the Security Deposit until final determination of Tenant's Share of Common Expenses due hereunder, which shall be made no later than 6 months following the expiration of the Term or earlier termination of the Lease, whereupon any final adjustment shall be made and any remaining Security Deposit shall be returned to Tenant. Landlord's obligations with respect to the Security Deposit are those of a debtor and not of a trustee, and Landlord can commingle the Security Deposit with Landlord's general funds and no interest shall be paid to Tenant on the Security Deposit. If the Premises is further increased in size due to any option Tenant exercises or otherwise, the Security Deposit shall be increased to an amount to be determined by Landlord at the time of expansion.
6.    Contingency. The effectiveness of this Amendment is contingent on Landlord's receipt of final approval from its Real Estate Committee. If Landlord has not received such approval within 10 days after mutual execution of this Amendment by the parties hereto, Landlord shall notify Tenant and the terms of this Amendment shall become void and of no effect. The Lease shall, however, continue in full force and effect without modification due to mutual execution of this Amendment.
7.    HVAC Maintenance. Commencing on the Effective Date, Tenant shall be obligated to, and Landlord shall be relieved from, maintaining and repairing the heating, ventilation and air conditioning equipment and system serving the portion of the Premises located in Building B ("HVAC "), at Tenant's cost. The cost of such HVAC maintenance and repairs shall not be included in Common Expenses for so long as Tenant performs such work at its own expense. Tenant shall at all times carry an HVAC maintenance contract with a company and on terms acceptable to Landlord providing for regular (not less than quarterly) maintenance of the HVAC and shall provide copies at least quarterly of all maintenance and service reports to Landlord. If Landlord maintains or repairs the HVAC due to a failure by Tenant or for any other reason, Tenant shall reimburse Landlord for such costs within 30 days of invoice therefore. Tenant shall pay Tenant's Share of Common Expenses for HVAC serving the common areas as further described in the Lease. To the best of Landlord's knowledge, as of the Effective Date, the HVAC units serving the existing Premises in Building Bare in good working order and to code.
8.    Tenant's Work.
8.1    Tenant Improvement Allowance. Provided that Tenant is not in default under the Lease beyond any applicable notice and cure period, Landlord shall provide a tenant improvement allowance of $35.00 per rentable square feet in the Expansion Premises ($635,215.00) for the hard and soft costs incurred in connection with Tenant's Work in the Expansion Premises, plus $5.00 per rentable square feet in the Current Premises($ 183,925.00) for the hard and soft costs incurred in connection with Tenant 's Work in the Current Premises (the "TI Allowance"). The term "Tenant's Work" is defined in Exhibit B (Work Letter). The TI Allowance is applicable to sales tax, design costs, permitting costs, and a construction supervision fee payable to Landlord's agent (in the amount of $150/hour, not to exceed 15 hours/week) but is not applicable to cabling, telecommunications, fixturing, equipment or moving costs. Upon completion of Tenant's Work and issuance of the permanent certificate of occupancy for the Expansion Premises (the "CofO"), Tenant shall provide to Landlord documentation satisfactory to Landlord of the costs of Tenant's Work along with copies of lien releases from Tenant's contractor and all subcontractors or material men providing work or materials and detailed breakdowns of the cost incurred by Tenant

5	/s/ CL

for Landlord's cost segregation and depreciation purposes. Landlord shall reimburse Tenant for the cost of Tenant's Work up to the TI Allowance and Additional Allowance within 30 days after receipt of the foregoing and issuance of the CofO. The TI Allowance and Additional Allowance shall each be available for draw until March 1, 2021 only and no disbursements will be available thereafter. Any unused portion of the TI Allowance and/or Additional Allowance shall be retained by the Landlord and shall not be either refunded to Tenant or available as a credit against any obligations of Tenant under the Lease.
8.2    Additional Allowance. Provided that Tenant is not in default under the Lease beyond any applicable notice and cure period, at Tenant's request, Landlord will fund up to an additional $0.15 per rentable square feet in the Expansion Premises ($2,722.35) (the "Additional Allowance") toward the cost of a space plan for Tenant's Work. The drawing of the Additional Allowance shall be on the same terms as the TI Allowance described above.
8.3    Union Requirement. Tenant shall not allow a contractor to perform any Tenant's Work or alterations, improvements or additions ("Alterations") to the Premises, and Landlord may reasonably withhold approval of any contractor, that does not intend to employ union labor for any portion of Tenant's Work or Alterations (the "Union Requirement"). If Tenant is unable to obtain union labor or contractor(s) for the work to be performed or is unable to obtain union labor that is available within a timeframe which does not materially, adversely impact the construction schedule, Tenant shall provide written notice to Landlord requesting assistance in finding available union labor or subcontractors to timely perform the work, and if thereafter no union contractors are able to timely perform the work, Tenant may request Landlord's consent to use Tenant's choice of contractor or subcontractors, as applicable, for the work.
8.4    Construction Costs. During construction of Tenant's Work in the Expansion Premises, Landlord agrees not to charge Tenant a fee for use of the freight elevator nor any other charges in connection with Tenant's Work, excluding the construction supervision fee described in Section 8.1 above and Landlord's out of pocket costs, which shall be substantiated by receipts or invoices and provided to Tenant upon request. Any utilities invoiced directly for the Expansion Premises from the date of this Amendment through September 1, 2019, shall be paid by Landlord to the service provider and thereafter shall be Tenant's cost pursuant to Sections 5, 6 and 7 of the Lease.
8.5    Removal of Alterations. Notwithstanding the provisions of Section 8.3 of the Lease, Tenant shall not be required to remove Tenant's Work performed in accordance with this Amendment (including the Work Letter attached hereto) except to the extent that Landlord's approval of such work was conditioned on the right to require Tenant to remove such alterations at the end of the Term or earlier termination of the Lease.
9.    No Further Options. Notwithstanding any terms in the Lease to the contrary, as of the date of mutual execution of this Amendment, and except as expressly otherwise set forth in this Amendment, Tenant waives and acknowledges and agrees it has no (a) right to renew or extend the Term of the Lease, (b) right of first refusal, offer or opportunity to lease or purchase all or any portion of any Building or of the Project, or (c) right of early termination or right to accelerate the date the Term expires. In the event this Amendment is terminated or made void for any reason, the terms of this Section shall nonetheless survive.

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10.    Specific Modifications to Lease Terms.
10.1    Signage. In each Building of the Project in which Tenant leases space pursuant to the Lease or this Amendment, and so long as Tenant occupies such portion of the Premises, Tenant shall have the right to have its business name displayed on any reader board located in the lobby of the applicable Building and/or in the elevator lobby on Tenant' s floor, and immediately outside the applicable portion of the Premises, all in the Project standard size, typeface, materials and locations, as determined by Landlord. Tenant shall not place any other signs on the Premises or Project or within the Premises and visible from the exterior of the Premises without Landlord's prior written consent.
10.2    Generator. If, during the Term of the Lease of the Expansion Premises to Tenant, the generator currently located at and serving Building C ("Existing Generator"), becomes available for Tenant's use, then to the extent Landlord has the right to do so, Landlord shall release any right, title and interest in and to the generator to Tenant without the need for further documentation and in its "as-is" condition. Tenant acknowledges that the Existing Generator is not new and Landlord has made no representation or warranty about the title to nor the condition of the Existing Generator. If the Existing Generator requires permits, registrations or other notifications and/or actions by or to the government, then Tenant agrees that it shall, within the time period allowed by law but in any case not more than 30 days from the date Landlord provides written notice to Tenant that the generator is available for Tenant's use, file any and all documentation (and pay any fees) necessary to meet the applicable requirements and this shall include all actions necessary to assure that Tenant, and not Landlord, is named as the owner of and person responsible for such Existing Generator. If any taxes are attributable to the Existing Generator, Tenant shall pay such taxes promptly.
10.3    UPS System. Subject to Landlord's written consent and approval of all plans and specifications for the location, installation, and all other aspects thereof and compliance with all applicable laws and code in installation, operation, and maintenance, Tenant shall be permitted to install an uninterrupted power source system and emergency stand-by battery system, above ground fuel tank, and generator on the Project in a mutually acceptable location.
11.    No Other Amendments. Except as expressly modified herein, all items and conditions of the Lease remain in full force and effect and are hereby ratified and confirmed. In the event of any conflict between the Lease and this Amendment, the terms of this Amendment shall control.
12.    General Provisions. Time is of the essence with respect to each provision of this Amendment. This Amendment shall inure to the benefit of, and be binding on, Landlord and Tenant and their respective heirs, personal representatives, successors and assigns. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws (excluding the choice of laws rules) of the state of Colorado. This Amendment may be executed in any number of duplicate originals or counterparts, each of which when so executed shall constitute in the aggregate but one and the same document. This Amendment may be delivered electronically (e.g. fax, email, pdf) and a digital version (e.g. pdf) of the fully executed and compiled agreement will be binding as the original of this Amendment and constitute "best evidence" of this agreement between the parties. Each individual executing this Amendment represents and warrants that such individual has been duly authorized to execute and deliver this Amendment in the capacity and for the entity set

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forth where (s)he signs. Capitalized terms used, but not otherwise defined herein, have the meaning given to such terms in the Lease.
13.    ERISA. As a condition of this Amendment, Landlord requires Tenant provide an ERISA Certificate using Landlord's standard form attached hereto as Exhibit C to verify that this Amendment and the Lease are not prohibited transactions under ERISA. Landlord will rely on the statements by Tenant contained in Exhibit C in agreeing to enter into this Amendment.
14.    BROKERS. Landlord represents and warrants to Tenant, it has not engaged any broker, finder or other person entitled to any commission or fee in respect of the negotiation, execution or delivery of this Amendment other than Dean Callan & Company ("Landlord's Broker"). Tenant represents and warrants to Landlord, it has not engaged any broker, finder or other person entitled to any commission or fee in respect of the negotiation, execution or delivery of this Amendment other than Colliers International ("Tenant's Broker"), and Tenant shall indemnify and defend Landlord against any claims for any commission arising out of agreements made or alleged to have been made by or on behalf of Tenant other than to Tenant's Broker or Landlord's Broker. If any new leases, further modifications to the Lease or other agreements are made between Landlord and Tenant, Landlord shall not have any obligation to pay any brokerage or finders fees to persons engaged by Tenant. Landlord agrees to pay a commission to the brokers identified in this Section pursuant to the terms of a separate agreement for services relating to this Amendment.
{remainder of the page intentionally left blank}

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LANDLORD AND TENANT have executed this Amendment on the respective dates set forth below.

LANDLORD:

REEF FLATIRON LLC a Washington limited liability company

By:	Washington Capital Management, Inc.
Its:	Manager
	By:	/s/ Jenny Gage
Jenny Gage
	Its:	Asset Manager
	Date:	6/07/19

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)
I certify that I know or have satisfactory evidence that Jenny Gage is the person who appeared before me, and said person acknowledged that she signed this instrument, on oath stated that she was authorized to execute the instrument and acknowledged it as asset manager/authorized signatory of Washington Capital Management, Inc., Manager of REEF FLATIRON LLC, to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.

Dated:	6/27/2019

/s/ Liza D Zamudio
(Signature of Notary Public)

Liza D Zamudio
(Printed Name of Notary Public)

		My Appointment expires	10/21/2020

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TENANT:

ARCHERDX INC., a Delaware corporation
By:	/s/ Christian LaPointe
Christian LaPointe
Print Name:

Its:	General Counsel
Date:	12 June 2019

STATE OF	Massachusetts	)
) ss.
COUNTY OF	Suffolk	)
I certify that I know or have satisfactory evidence that Christian LaPointe is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the General Counsel of ARCHERDX INC. to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.

Dated:	12 June 2019

/s/ Joseph Wolf
(Signature of Notary Public)

Joseph Wolf
(Printed Name of Notary Public)

		My Appointment expires	October 3, 2025

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EXHIBIT A
FLOOR PLAN OF EXPANSION PREMISES
[Information included in this Schedule has been omitted in accordance with Item 601(a)(5) of Regulation S-K]

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EXHIBIT B
WORK LETTER
[Information included in this Schedule has been omitted in accordance with Item 601(a)(5) of Regulation S-K]

12	/s/ CL

EXHIBIT C
TENANT'S ERISA CERTIFICATE
[Information included in this Schedule has been omitted in accordance with Item 601(a)(5) of Regulation S-K]

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FOURTH AMENDMENT TO OFFICE LEASE
THIS FOURTH AMENDMENT TO OFFICE LEASE (this "Amendment") is made this      26th      day of      August     , 2019 ("Effective Date") by and between REEF FLATIRON LLC, a Washington limited liability company ("Landlord"), and ARCHERDX INC., a Delaware corporation, successor in interest to Enzymatics, Inc. ("Tenant").
RECITALS
Landlord and Enzymatics, Inc. entered into an Office Lease agreement dated November 1, 2013, as amended by that certain First Amendment to Office Lease dated May 1, 2014, that certain Second Amendment to Office Lease dated April 1, 2015, and that certain Third Amendment to Office Lease dated June 12, 2019 (the "Third Amendment"). Collectively, the Office Lease and amendments described herein are referred to as the "Lease".
Tenant currently leases office space in a Project legally described in the Lease and commonly known as Flatiron Park West, located at 2477 55th Street, Boulder, Colorado 80301, Suites B-101, B-201, B-202, B-150 and D-250 containing approximately 54,934 rentable square feet (the "Current Premises") through January 31, 2025. The term "Current Premises" as used in this Amendment includes the "Expansion Premises" as defined in the Third Amendment.
Tenant desires to further expand the Current Premises to include additional office space in the Project described as Suite 200, located in Building C, containing approximately 10,684 rentable square feet ("Suite C-200") depicted on the attached hereto Exhibit A. Suite C-200 is currently occupied by a third party tenant of such space, which party is expected to vacate on or before December 1, 2019.
In consideration of the agreements in this Amendment, Landlord and Tenant hereby amend the Lease as follows:
1.Expansion of Premises.
1.1    Suite C-200. As of the later of (a) December 1, 2019. or (b) the date the current tenant of Suite C-200 vacates Suite C-200 in the condition required by such tenant's lease (the "Suite C-200 Commencement Date"), the Current Premises shall be further expanded to include Suite C- 200. From and after the Suite C-200 Commencement Date, (i) Tenant's Share of Common Expenses shall increase to 40%, (ii) the term "Premises" shall include the Current Premises and Suite C-200, and (iii) the Premises shall be deemed to contain 65,618 rentable square feet. Landlord shall deliver Suite C-200 to Tenant on the Suite C-200 Commencement Date in the condition described in Section 1.2 below, subject to all recorded matters, laws, ordinances, and governmental regulations and Tenant is obligated to comply therewith. Tenant (a) acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of Suite C-200 or the suitability of Suite C-200 for Tenant's intended use, and (b) warrants that Tenant has made its own inspection of Suite C-200.

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1.2    Condition. Landlord shall deliver Suite C-200 in broom clean condition with all structural components, lighting, plumbing, electrical, HVAC, and general utility systems in good working order and in compliance with applicable code and laws. By taking possession of Suite C- 200, and except as otherwise expressly set forth herein, Tenant shall be deemed to have accepted Suite C-200 in its as-is condition.
1.3    No Commencement Date Guarantee. Landlord does not guarantee the Suite C- 200 Commencement Date will occur on December 1, 2019 and shall have no liability to Tenant for failure of the current tenant of Suite C-200 to vacate such premises on or before December 1, 2019. Landlord agrees to promptly notify Tenant of the date such tenant vacates Suite C-200 in the condition required by such party's lease. If the Suite C-200 Commencement Date has not occurred by May 29, 2020, then Tenant may cancel this Fourth Amendment to Office Lease by notice in writing to Landlord within 30 days thereafter.
2.Term. Tenant's lease of Suite C-200 shall be co-terminus with the remainder of the Premises, expiring on January 31, 2025.
3.Construction Period. From and after the Suite C-200 Commencement Date, and provided that Tenant is not in default under the Lease beyond any applicable notice and cure period, Tenant shall have an abatement period of 30 days to perform Tenant's Work (as defined in Section 7 below). This 30-day period shall be referred to as the "Construction Period." During the Construction Period, Tenant shall not be obligated to pay Base Rent nor Tenant's Share of Common Expenses but shall otherwise comply with all terms and conditions of the Lease and this Amendment. At the expiration of the 30 day Construction Period, regardless whether the Tenant's Work is complete, Tenant shall commence payments of rent according to Section 4 below.
4.Base Rent. Tenant shall pay Base Rent for Suite C-200 according to the rent schedule below and Base Rent for the Current Premises according to the rent schedule in the Third Amendment.

Applicable Period	Annual Rent Rate/RSF
12/l/2019 - 12/31/2019	Abated*
1/1/2020 - 4/30/2020**	$0.00 NNN +
5/l/2020 - 1/31/2021	$17.25 NNN
2/1/2021 - 1/31/2022	$17.75 NNN
2/1/2022 - 1/31/2023	$18.25 NNN
2/1/2023 - 1/3l/ 2024	$18.75 NNN
2/1/2024 - 1/3l/ 2025	$19.25 NNN
*During the 30 day Construction Period, Tenant shall not be obligated to pay Base Rent nor Tenant's Share of Common Expenses regardless whether Tenant's Work is completed prior to the expiration of the Construction Period.
**If the Suite C-200 Commencement Date occurs on a date other than December 1, 2019, the above rent table shall be adjusted accordingly such that Tenant receives 4 months of rent abatement for lease of Suite C-200 commencing on the Suite C-200 Commencement Date.

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+ Only Base Rent is abated and such abatement set forth in the table above is only applicable to Suite C-200, subject to the terms of the Lease and this Amendment, for the period of time indicated in the table above. Additional Rent, including Tenant's Share of Common Expenses, is not subject to abatement.
5.Security Deposit. Within 5 business days of mutual execution of this Amendment and as a condition of the effectiveness of this Amendment, Tenant shall deposit with Landlord an additional $150,000.00, which shall be added to and held by Landlord together with the Security Deposit on the terms of the Lease (totaling $300,000.00). If the Premises is further increased in size due to any option Tenant exercises or otherwise, the Security Deposit shall be further increased to an amount to be determined by Landlord at the time of expansion.
6.Contingency. The effectiveness of this Amendment is contingent on Landlord' s receipt of final approval from its Real Estate Committee. If Landlord has not received such approval within 10 days after mutual execution of this Amendment by the parties hereto, Landlord shall notify Tenant and the terms of this Amendment shall become void and of no effect. The Lease shall, however, continue in full force and effect without modification due to mutual execution of this Amendment.
7.Tenant's Work. Provided that Tenant is not in default under the Lease beyond any applicable notice and cure period, Landlord shall provide a tenant improvement allowance of up to $33.25 per rentable square feet in Suite C-200 ($355,243.00) for the hard and soft costs incurred in connection with Tenant's Work in Suite C-200 (the "TI Allowance"). The term "Tenant's Work" is defined in Exhibit B (Work Letter) of the Third Amendment, except that the definition of "Tenant's Work" means the improvements , fixturing and other work related to Suite C-200. All of the terms of such Exhibit and the following Sections of the Third Amendment shall be applicable to any alterations, improvements and construction by Tenant in Suite C-200: Sections 8.3 (Union Requirement), 8.4 (Construction Costs), and 8.5 (Removal of Alterations). The TI Allowance is applicable to sales tax, design costs, permitting costs, and a construction supervision fee payable to Landlord's agent (in the amount of $150/hour, not to exceed 15 hours/week) but is not applicable to cabling, telecommunications, fixturing, equipment or moving costs. Upon completion of Tenant's Work and issuance of the permanent certificate of occupancy for Suite C-200 (the "CofD"), Tenant shall provide to Landlord documentation satisfactory to Landlord of the costs of Tenant's Work along with copies of lien releases from Tenant's contractor and all subcontractors or materialmen providing work or materials and detailed breakdowns of the cost incurred by Tenant for Landlord's cost segregation and depreciation purposes. Landlord shall reimburse Tenant for the cost of Tenant's Work up to the TI Allowance within 30 days after receipt of the foregoing and issuance of the CofD. The TI Allowance shall be available for draw until June 1, 2021 only and no disbursements will be available thereafter. Any unused portion of the TI Allowance shall be retained by the Landlord and shall not be either refunded to Tenant or available as a credit against any obligations of Tenant under the Lease.
7.1    Additional Allowance. Provided that Tenant is not in default under the Lease beyond any applicable notice and cure period, at Tenant's request, Landlord will fund up to an additional $0.15 per rentable square feet in Suite C-200 ($1,602.60) (the "Additional Allowance") toward the cost of a space plan for Tenant's Work in Suite C-200. The drawing of the Additional Allowance shall be on the same terms as the TI Allowance described above.

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8.No Other Amendments. Except as expressly modified herein, all items and conditions of the Lease remain in full force and effect and are hereby ratified and confirmed, including but not limited to, Section 2.2 of the Third Amendment to Lease (Option to Extend), which shall apply to the entire Premises at the time of exercise of the option, including Suite C-200. In the event of any conflict between the Lease and this Amendment, the terms of this Amendment shall control.
9.General Provisions. Time is of the essence with respect to each provision of this Amendment. This Amendment shall inure to the benefit of, and be binding on, Landlord and Tenant and their respective heirs, personal representatives, successors and assigns. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws (excluding the choice of laws rules) of the State of Colorado. This Amendment may be executed in any number of duplicate originals or counterparts, each of which when so executed shall constitute in the aggregate but one and the same document. This Amendment may be delivered electronically (e.g. fax, email, pdf) and a digital version (e.g. pdf) of the fully executed and compiled agreement will be binding as the original of this Amendment and constitute "best evidence" of this agreement between the parties. Each individual executing this Amendment represents and warrants that such individual has been duly authorized to execute and deliver this Amendment in the capacity and for the entity set forth where (s)he signs. Capitalized terms used, but not otherwise defined herein, have the meaning given to such terms in the Lease.
10.ERISA. As a condition of this Amendment, Landlord requires Tenant provide an ERISA Certificate using Landlord's standard form attached hereto as Exhibit B to verify that this Amendment and the Lease are not prohibited transactions under ERISA. Landlord will rely on the statements by Tenant contained in Exhibit B in agreeing to enter into this Amendment.
11.Brokers. Landlord represents and warrants to Tenant, it has not engaged any broker, finder or other person entitled to any commission or fee in respect of the negotiation, execution or delivery of this Amendment other than Dean Callan & Company ("Landlord's Broker''). Tenant represents and warrants to Landlord, it has not engaged any broker, finder or other person entitled to any commission or fee in respect of the negotiation, execution or delivery of this Amendment other than Colliers International ("Tenant's Broker''), and Tenant shall indemnify and defend Landlord against any claims for any commission arising out of agreements made or alleged to have been made by or on behalf of Tenant other than to Tenant's Broker or Landlord's Broker. If any new leases, further modifications to the Lease or other agreements are made between Landlord and Tenant, Landlord shall not have any obligation to pay any brokerage or finders fees to persons engaged by Tenant. Landlord agrees to pay a commission to the brokers identified in this Section pursuant to the terms of a separate agreement for services relating to this Amendment.
{remainder of the page intentionally left blank}

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LANDLORD AND TENANT have executed this Amendment on the respective dates set forth below.

LANDLORD:

REEF FLATIRON LLC a Washington limited liability company

By:	Washington Capital Management, Inc.
Its:	Manager

	By:	/s/ Jenny Gage
Jenny Gage

	Its:	Asset Manager

	Date:	8/27/19

STATE OF WASHINGTON )
) ss.
COUNTY OF KING	)
I certify that I know or have satisfactory evidence that Jenny Gage is the person who appeared before me, and said person acknowledged that she signed this instrument, on oath stated that she was authorized to execute the instrument and acknowledged it as asset manager/authorized signatory of Washington Capital Management, Inc., Manager of REEF FLATIRON LLC, to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.
Date:       8/27/19     .

/s/ Liza D Zamudio
(Signature of Notary Public)

Liza D Zamudio
(Printed Name of Notary Public)

My Appointment expires	10/21/2020

5

TENANT:

ARCHERDX INC., a Delaware corporation

By:	/s/ Richard Sjogren

Richard Sjogren
Print or Type Name of Signatory

Its:	Vice President, Operations

Date:	26 Aug 2019

STATE OF	Colorado	)
) ss.
COUNTY OF	Boulder	)
I certify that I know or have satisfactory evidence that Richard Sjogren is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the VP of Operations of ARCHERDX INC. to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.
Dated:     08/26/2019      .

/s/ Nastassia Medrano
(Signature of Notary Public)

Nastassia Medrano
(Printed Name of Notary Public)

My Appointment expires	02/13/2021

6

EXHIBIT A
FLOOR PLAN OF SUITE C-200
[Information included in this Schedule has been omitted in accordance with Item 601(a)(5) of Regulation S-K]

7

EXHIBIT B
TENANT'S ERISA CERTIFICATE
[Information included in this Schedule has been omitted in accordance with Item 601(a)(5) of Regulation S-K]

8